--------------------------------------------------------------------------------




                              Amended and Restated
                                CREDIT AGREEMENT


                                      Among



                              THE HOLT GROUP, INC.
                            HOLT CARGO SYSTEMS, INC.
                    HOLT HAULING AND WAREHOUSING SYSTEM, INC.
                          MURPHY MARINE SERVICES, INC.
                             NPR HOLDING CORPORATION
                                    NPR, INC.
                         NPR-NAVIERAS RECEIVABLES, INC.
                                    NPR, S.A.
                     SAN JUAN INTERNATIONAL TERMINALS, INC.
                                 S.J.I.T., INC.
                           WILMINGTON STEVEDORES, INC.

                                       and


                    Certain Banking Institutions Named Herein


                                      with

                            FIRST UNION NATIONAL BANK

                                    As Agent


                                      dated

                               February 25, 1999




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

                                Table of Contents

1.  Certain Definitions.......................................................2
      1.1. Definitions........................................................2
      1.2. Accounting Terms..................................................11

2.  The Credit...............................................................11
      2.1.     Credit Facilities.............................................11
         (a)   Revolving Loans...............................................11
         (b)   Term Loans....................................................12
         (c)   Letters of Credit.............................................12
      2.2. The Notes.........................................................13
         (a)   Revolving Notes...............................................13
         (b)   Term Notes....................................................14
      2.3. Funding Procedures................................................14
         (a)   Requests for Advance..........................................14
         (b)   Irrevocability................................................14
         (c)   Availability of Funds.........................................15
         (d)   Funding Assumptions...........................................15
         (e)   Funding of Net Amount.........................................15
      2.4. Interest..........................................................15
         (a)   Base Rate.....................................................15
         (b)   LIBO Rate.....................................................15
         (c)   Renewals and Conversions of Loans.............................16
         (d)   Automatic Reinstatement.......................................16
      2.5. Commitment Fee.  .................................................16
      2.6. Reduction or Termination of Commitment............................17
         (a)   Loan Commitment Reduction or Termination......................17
         (b)   Automatic Loan Commitment Termination.........................17
      2.7. Prepayments.......................................................17
         (a)   Base Rate Loans...............................................18
         (b)   LIBO Rate Loans. .............................................18
         (c)   Sale or Loss of Vessel........................................18
         (d)   Proceeds of Insurance Claims..................................18
         (e)   Proceeds of Debt or Equity Issuance...........................18
      2.8. Payments..........................................................18
         (a)   Base Rate Loans...............................................18
         (b)   LIBO Rate Loans...............................................18
         (c)   Form of Payments, Application of Payments,
                  Payment Administration, Etc................................18
         (d)   Net Payments..................................................19
         (e)   Prepayment of LIBO Rate Loans.................................19
         (f)   Demand Deposit Account........................................20
      2.9. Changes in Circumstances; Yield Protection........................20
     2.10. Illegality........................................................21

3.  Representations and Warranties...........................................21
      3.1. Organization, Standing............................................21

      3.2. Corporate Authority, Validity, Etc................................21
      3.3. Litigation........................................................22
      3.4. ERISA.............................................................22
      3.5. Financial Statements and Projections..............................23
      3.6. Not in Default, Judgments, Etc....................................23
      3.7. Taxes.............................................................23
      3.8. Permits, Licenses, Etc............................................24
      3.9. No Materially Adverse Contracts, Etc..............................24
     3.10. Compliance with Laws, Etc.........................................24
           (a)   Compliance Generally........................................24
           (b)   Hazardous Wastes, Substances and Petroleum Products.........24
     3.11. Solvency..........................................................24
     3.12. Subsidiaries, Etc.................................................25
     3.13. Title to Properties, Leases.......................................25
     3.14. Public Utility Holding Company; Investment Company................25
     3.15. Margin Stock......................................................25
     3.16. Use of Proceeds...................................................25
     3.17  Year 2000 Problem.................................................25
     3.18. Disclosure Generally..............................................25

4.  Conditions Precedent.....................................................26
      4.1. All Loans.........................................................26
         (a)   Documents.....................................................26
         (b)   Covenants; Representations....................................26
         (c)   Defaults......................................................26
         (d)   Material Adverse Change.......................................27
      4.2. Conditions to First Loan..........................................27
         (a)   Articles, Bylaws..............................................27
         (b)   Evidence of Authorization.....................................27
         (c)   Legal Opinions................................................27
         (d)   Incumbency....................................................27
         (e)   Notes.........................................................27
         (f)   Collateral Documents..........................................27
         (g)   Other Documents...............................................27
         (h)   Consents......................................................28
         (i)   Fees, Expenses................................................28
         (j)   Financial Projections.........................................28

5.  Affirmative Covenants....................................................28
      5.1. Financial Statements and Reports..................................28
         (a)   Annual Statements.............................................28
         (b)   Quarterly Statements..........................................29
         (c)   Compliance Certificate........................................29
         (d)   ERISA.........................................................29
         (e)   Material Changes..............................................29
         (f)   Summary Annual Budget.........................................29
         (g)   Other Information.............................................29
      5.2. Corporate Existence...............................................29
      5.3. ERISA.............................................................29

      5.4. Compliance with Regulations.......................................30
      5.5. Conduct of Business; Permits and Approvals,
              Compliance with Laws...........................................30
      5.6. Maintenance of Insurance..........................................30
      5.7. Payment of Debt; Payment of Taxes, Etc............................30
      5.8. Notice of Events..................................................30
      5.9. Inspection Rights.................................................31
     5.10. Generally Accepted Accounting Principles..........................31
     5.11. Compliance with Material Contracts................................31
     5.12. Use of Proceeds...................................................32
     5.13. Further Assurances................................................32
     5.14. Restrictive Covenants in Other Agreements.........................32
     5.15. Year 2000 Program.................................................32
     5.16. Subsidiaries......................................................32

6.  Negative Covenants.......................................................33
      6.1. Consolidation and Merger..........................................33
      6.2. Liens.............................................................33
      6.3. Guarantees........................................................33
      6.4. Margin Stock......................................................33
      6.5. Acquisitions and Investments......................................33
      6.6. Transfer of Assets; Nature of Business............................34
      6.7. Restricted Payments...............................................34
      6.8. Accounting Change.................................................34
      6.9. Transactions with Affiliates......................................34
     6.10. Indebtedness......................................................35

7.  Financial Covenants......................................................35
      7.1. Minimum Adjusted Net Worth........................................35
      7.2. Maximum Adjusted Funded Debt to Adjusted EBITDA...................35
      7.3. Minimum Fixed Charge Coverage Ratio...............................36
      7.4. Minimum Interest Coverage.........................................36
      7.5. Minimum Annualized Adjusted EBITDA................................36
      7.6. Term Loan Borrowing Base..........................................37

8.  Default..................................................................37
      8.1. Events of Default.................................................37
         (a)   Payments......................................................37
         (b)   Covenants.....................................................37
         (c)   Representations, Warranties...................................37
         (d)   Bankruptcy....................................................37
         (e)   Certain Other Defaults........................................37
         (f)   Judgments.....................................................38
         (g)   Attachments...................................................38
         (h)   ERISA.........................................................38
         (i)   Security Interests............................................38
         (j)   Material Adverse Change.......................................38
         (k)   Change in Control.............................................38

9.  Collateral...............................................................39

      9.1. Collateral........................................................39
      9.2. Release of Collateral.............................................39

10.  Agent...................................................................40
      10.1. Appointment and Authorization....................................40
      10.2. Duties and Obligations...........................................40
      10.3. First Union as a Bank............................................41
      10.4. Independent Credit Decisions.....................................41
      10.5. Indemnification..................................................41
      10.6. Successor Agent..................................................42
      10.7. Allocations Made By First Union..................................42

11.  Miscellaneous...........................................................42
      11.1. Waiver...........................................................42
      11.2. Amendments.......................................................42
      11.3. Governing Law....................................................43
      11.4. Participations and Assignments...................................43
      11.5. Captions.........................................................43
      11.6. Notices..........................................................43
      11.7. Sharing of Collections, Proceeds and Set-Offs;
               Application of Payments.......................................43
      11.8. Expenses; Indemnification........................................45
      11.9. Survival of Warranties and Certain Agreements....................45
     11.10. Severability.....................................................45
     11.11. Banks' Obligations Several; Independent
               Nature of Banks' Rights.......................................45
     11.12. No Fiduciary Relationship........................................46
     11.13. CONSENT TO JURISDICTION AND SERVICE OF PROCESS...................46
     11.14. ARBITRATION, WAIVER OF JURY TRIAL................................46
     11.15. Counterparts; Effectiveness......................................47
     11.16. Use of Defined Terms.............................................47
     11.17. Offsets..........................................................47
     11.18. Entire Agreement.................................................47
     11.20. Consolidated Basis...............................................47

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EXHIBIT A-1 REVOLVING LOAN COMMITMENTS AND PERCENTAGES
EXHIBIT A-2 TERM LOAN COMMITMENTS AND PERCENTAGES
EXHIBIT B-1 REVOLVING NOTE
EXHIBIT B-1 TERM NOTE
EXHIBIT C   FIRST PREFERRED SHIP MORTGAGE
EXHIBIT D   PLEDGE AGREEMENT
EXHIBIT E   ACCOUNTS AND GENERAL INTANGIBLES SECURITY AGREEMENT
EXHIBIT F   ASSIGNMENT OF INSURANCE PROCEEDS
SCHEDULE 1  DISCLOSURE SCHEDULE
SCHEDULE 2  COLLATERAL SCHEDULE
SCHEDULE 3  APPLICABLE MARGINS, COMMITMENT FEE

                                Credit Agreement


     This Credit Agreement, dated February 25, 1999, is entered into by and among THE HOLT GROUP, INC., a Delaware corporation ("Holt Group"), HOLT CARGO SYSTEMS, INC., a Delaware corporation ("Cargo"), HOLT HAULING AND WAREHOUSING SYSTEM, INC., a Pennsylvania corporation ("Hauling"), MURPHY MARINE SERVICES, INC., a Delaware corporation ("Murphy"), NPR HOLDING CORPORATION, a Delaware corporation ("NPR Holding"), NPR, INC., a Delaware corporation ("NPR, Inc."), NPR-NAVIERAS RECEIVABLES, INC., a Delaware corporation ("NPR- Navieras"), NPR S.A., Inc., a Delaware corporation ("NPR S.A."), SAN JUAN INTERNATIONAL TERMINALS, INC., a Delaware corporation ("San Juan"), S.J.I.T., INC., a Delaware corporation ("SJIT"), and WILMINGTON STEVEDORES, INC., a Delaware corporation ("Wilmington"), (together, sometimes referred to herein as the "Holt Companies" and individually, as a "Holt Company"), the lending institutions signatories hereto and named in Exhibit A attached hereto and such other institutions that hereafter become a "Bank" pursuant to ss.10.4 hereof (collectively, the "Banks" and individually, a "Bank") and First Union National Bank, a national banking association, as agent for the Banks under this Agreement ("First Union", which shall mean its capacity as agent unless specifically stated otherwise). This Agreement amends and restates in its entirety the Credit Agreement, dated November 17, 1998, among the Holt Companies and the Banks with First Union as agent.

                              Preliminary Statement

     WHEREAS, Holt Group is the owner of all of the issued and outstanding shares of capital stock of Cargo, Hauling, Murphy, NPR Holding, San Juan, SJIT and Wilmington.

     WHEREAS, Holt Group is the owner of all of the issued and outstanding shares of capital stock of The Riverfront Development Corporation, a New Jersey corporation ("Riverfront").

     WHEREAS, NPR Holding is the owner of all of the issued and outstanding shares of capital stock of NPR-Navieras and NPR S.A.

     WHEREAS, NPR-Navieras is the owner of all of the issued and outstanding shares of capital stock of NPR, Inc.

     WHEREAS, the Holt Companies have been adversely affected by Hurricane Georges in September 1998, have suffered substantial losses, have made claims under American International Insurance Company of Puerto Rico Policy No. 026-16761 for payment of certain losses incurred, and require funds to make repairs and conduct their business pending the resolution and final payment of said claims under said insurance policy.

     WHEREAS, the Holt Companies, jointly and severally, have requested, and the Banks have agreed, that an amended and restated credit facility as herein described be established for their joint benefit, under the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the premises and promises hereinafter set forth and intending to be legally bound hereby, the parties hereto agree as follows:


                                     -1-
Credit Agreement                                              February 25, 1999

                             1. Certain Definitions

1.1 Definitions.

"1995 Credit Agreement" shall mean that certain Loan Agreement, dated July
20, 1995, among Cargo, Hauling, Murphy, Riverfront, Wilmington and various affiliates, and First Union National Bank, successor by merger to CoreStates Bank, N.A. (CoreStates Bank, N.A. itself being successor by merger to Meridian
Bank).

"1997 Credit Agreement" shall mean that certain Credit Agreement, dated
November 20, 1997, among the Holt Companies, Riverfront and First Union National Bank, successor by merger to CoreStates Bank, N.A.

"Additional Amount" shall have the meaning set forth in ss.2.8(e).

"Adjusted EBIT" shall mean Adjusted Net Income plus interest expense and taxes for the period in question.

"Adjusted EBITDA" shall mean Adjusted EBIT plus expenses for depreciation and amortization for the period in question.

"Adjusted Funded Debt" shall mean (i) Indebtedness for Money Borrowed of
The Holt Group, Inc. and its consolidated subsidiaries excluding Indebtedness for Money Borrowed by Riverfront, and (ii) all liabilities of The Holt Group, Inc. and its consolidated subsidiaries in connection with letter of credit reimbursement agreements excluding liabilities of Riverfront in connection with letter of credit reimbursement agreements.

"Adjusted Net Income" shall mean Net Income as defined in accordance with GAAP with the following adjustments: (i) deduction of the Net Income, if any, of Riverfront, (ii) addition for Fiscal Year 1998 of the charges incurred in connection with the Transroll Navieras Express, Inc. ("TNX") joint venture,
(iii) deduction of any net income from Extraordinary Items and (iv) addition of any net losses from Extraordinary Items.

"Adjusted Net Worth" shall mean Net Worth minus (i) earned surplus/retained earnings attributable to Riverfront, and (ii) unrealized gains in marketable securities attributable to investments of Riverfront.

"Affiliate" shall mean any Person: (1) which directly or indirectly controls, or is controlled by, or is under common control with any Holt Company;
(2) which directly or indirectly beneficially owns or holds ten percent (10%) or more of any class of voting stock of any Holt Company; or (3) ten percent (10%) or more of whose voting stock is directly or indirectly owned or held by any Holt Company. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise. For purposes hereof, Atlantic Container Line Aktiebolag, a Swedish corporation, FastShip, Inc., a Delaware corporation, and Emerald Equipment Leasing, Inc. shall not be deemed affiliates.

"Affiliate Transaction" shall have the meaning set forth in ss.6.9.

                                       -2-
Credit Agreement                                              February 25, 1999

"Agreement" shall mean this Credit Agreement, as amended, supplemented, modified, replaced, substituted for or restated from time to time and all exhibits and schedules attached hereto.

"Assignment of Insurance Claims" shall mean the Assignment of Insurance Claims in the form and substance attached hereto as Exhibit F.

"Base Rate" shall mean, for any day, the higher of the Federal Funds Rate plus 1/2 of 1% or the prime commercial lending rate of First Union National Bank, as announced from time to time at its head office, calculated on the basis of the actual number of days elapsed in a year of 360 days.

"Base Rate Margin" shall have the meaning set forth in Schedule 3 attached to this Agreement.

"Business Day" shall mean any day other than a Saturday, Sunday, or other day on which commercial banks in Philadelphia are authorized or required to close under the laws of the Common-wealth of Pennsylvania.

"Capital Lease" shall mean all lease obligations of any Person for any property (whether real, personal or mixed) which have been or should be capitalized on the books of the lessee in accordance with Generally Accepted Accounting Principles.

"Capitalized Lease Obligations" with respect to any Person, shall mean the aggregate amount which, in accordance with GAAP, is required to be reported as a liability on the balance sheet of such Person at such time in respect of such Person's interest as lessee under a Capital Lease.

"Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and all rules and regulations with respect thereto in effect from time to time.

"Collateral" shall have the meaning set forth in ss.9.1.

"Compliance Certificate" shall mean a certificate with respect to the compliance by the Holt Companies with the provisions of this Agreement and the other Loan Documents, including calculations with respect to compliance with the financial covenants set forth in Article 7 hereof. The Compliance Certificate shall be in the form and substance requested by First Union, as such may be modified from time to time, and shall be signed by the chief financial officer, treasurer or controller of The Holt Group, Inc.

"CPLTD" shall mean the amounts payable within the next twelve months in respect of Long Term Debt but shall exclude any amounts payable under this Agreement. Long Term Debt for purposes of this definition shall mean Indebtedness for Money Borrowed which was payable over a period of more than twelve months at the time the Indebtedness for Money Borrowed was incurred.

"Debt" shall mean, as of any date of determination with respect to the Holt Companies, without duplication, (i) all items which in accordance with Generally Accepted Accounting Principles would be included in determining total liabilities as shown on the liability side of a consolidated balance sheet of the Holt Companies as of the date on which Debt is to be determined, (ii) all indebtedness of others with respect to which any Holt Company has become liable by way of a guarantee or endorsement (other than for collection or deposit in the ordinary course of business), (iii) all liabilities of any Holt Company in connection with letter of credit reimbursement obligations, and

                                       -3-
Credit Agreement                                              February 25, 1999

(iv) lease obligations that, in conformity with GAAP, have been capitalized on the Holt Companies' consolidated balance sheet.

"Default Rate" on any Loan shall mean the higher of 2% per annum above the Base Rate or 2% per annum above the rate of interest otherwise in effect for such Loan (whether a Revolving Loan or a Term Loan).

"Dollars" shall mean the lawful currency of the United States of America.

"Environmental Control Statutes" shall mean each and every applicable federal, state, county or municipal environmental statute, ordinance, rule, regulation, order, directive or requirement, together with all successor statutes, ordinances, rules, regulations, orders, directives or requirements, of any Governmental Authority, including without limitation laws in any way related to Hazardous Substances.

"ERISA" shall mean the Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

"ERISA Affiliate" shall mean any corporation which is a member of the same controlled group of corporations as any Holt Company within the meaning of ss.414(b) of the Code, or any trade or business which is under common control with any Holt Company within the meaning of ss.414(c) of the Code.

"Event of Default" shall have the meaning set forth in ss.8.1.

"Exempt Affiliate Transaction" shall mean (a) customary employee compensation arrangements approved by a majority of independent (as to such transactions) members of the board of directors of a Holt Company, (b) dividends expressly permitted under the terms of ss.6.7 hereof and payable, in form and amount, on a pro rata basis to all holders of common stock of The Holt Group, Inc., and (c) transactions solely between or among the Holt Companies.

"Federal Funds Rate" shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day.

"First Preferred Ship Mortgage" shall mean the First Preferred Ship Mortgage in the form and substance attached hereto as Exhibit C.

"Fiscal Quarter" shall mean a fiscal quarter of the Holt Companies, which shall be any quarterly period ending on March 31, June 30, September 30 or December 31 of any year.

"Fiscal Year" shall mean a fiscal year of the Holt Companies, which shall end on the last day of December.

"Fixed Charges" shall mean interest expense plus CPLTD plus Unfunded Capital Expenditures.



                                       -4-
Credit Agreement                                              February 25, 1999

"Generally Accepted Accounting Principles" or "GAAP" shall mean generally accepted accounting principles as in effect from time to time in the United States, consistently applied.

"Governmental Authority" shall mean the federal, state, county or municipal government, or any department, agency, bureau or other similar type body obtaining authority therefrom or created pursuant to any laws, including without limitation Environmental Control Statutes.

"Hazardous Substances" shall mean without limitation, any regulated substance, toxic substance, hazardous substance, hazardous waste, pollution, pollutant or contaminant, as defined or referred to in the Resource Conservation and Recovery Act, as amended, 15 U.S.C., ss.2601 et seq.; the Comprehensive Environmental Response, Compensation and Liability Act, 33 U.S.C. ss.1251 et seq.; the federal underground storage tank law, Subtitle I of the Resource Conservation and Recovery Act, as amended, P.L. 98-616, 42 U.S.C. ss.6901 et seq.; together with any amendments thereto, regulations promulgated thereunder and all substitutions thereof, as well as words of similar purport or meaning referred to in any other federal, state, county or municipal environmental statute, ordinance, rule or regulation.

"Indebtedness for Borrowed Money" shall mean all indebtedness, liabilities, and obligations, now existing or hereafter arising, for money borrowed by any Holt Company or any Subsidiary, whether or not evidenced by any note, indenture, or agreement (including, without limitation, the Note and any indebtedness for money borrowed from an Affiliate). Indebtedness for Borrowed Money shall not include amounts payable between any Holt Company and any Affiliate where the obligation arose in connection with the delivery of goods or services in the ordinary course of business.

"Insurance Claims" shall mean claims made by NPR, Inc. under American International Insurance Company of Puerto Rico Policy No. 026-16761 in connection with covered losses for property damage, business interruption and other losses as a result of direct physical loss or damage to property described in the policy, subject to certain exclusions, which claims (i) relate to damage incurred principally as a result of Hurricane Georges in September 1998, (ii) have not been disallowed, (iii) have not been paid and (iv) if any advances are made by the insurer, are net of any and all such advances.

"Interest Period" shall mean with respect to any LIBO Rate Loan, each period commencing on the date any such Loan is made, or, with respect to a Loan being renewed, the last day of the next preceding Interest Period with respect to a Loan, and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day of the calendar month) in the first, second, third or sixth calendar month thereafter as selected under the procedures specified in ss. in the case of Revolving Loans or the first calendar month thereafter in the case of Term Loans, if the Banks are then offering LIBO Rate Loans for such period; provided that each LIBO Rate Loan Interest Period which would otherwise end on a day which is not a Business Day (or, for purposes of Loans to be repaid on a London Business Day, such day is not a London Business Day) shall end on the next succeeding Business Day (or London Business Day, as appropriate) unless such next succeeding Business Day (or London Business Day, as appropriate) falls in the next succeeding calendar month, in which case the Interest Period shall end on the next preceding Business Day (or London Business Day, as appropriate).

"Investment" in any Person shall mean without duplication (a) the acquisition (whether for cash, property, services or securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of such Person; (b) any deposit with, or advance, loan

                                       -5-
Credit Agreement                                              February 25, 1999
or other extension of credit to, such Person (other than any such deposit, advance, loan or extension of credit having a term not exceeding 180 days in the case of unaffiliated Persons and 365 days in the case of Affiliates representing the purchase price of inventory or supplies purchased in the ordinary course of business) or guarantee or assumption of, or other contingent obligation with respect to, Indebtedness for Borrowed Money or other liability of such Person; and (c) (without duplication of the amounts included in (a) and (b)) any amount that may, pursuant to the terms of such investment, be required to be paid, deposited, advanced, lent or extended to or guaranteed or assumed on behalf of such Person.

"Letter of Credit" shall have the meaning set forth in ss.2.1(b).

"LIBO Rate" shall mean, for the applicable Interest Period, (i) the rate, rounded upwards to the next one-sixteenth of one percent, determined by First Union three London Business Days prior to the date of the corresponding LIBO Rate Loan, at which First Union National Bank, individually, is offered deposits in dollars at approximately 11:00 A.M., London time by leading banks in the interbank eurodollar or eurocurrency market for delivery on the date of such Loan in an amount and for a period comparable to the amount and Interest Period of such Loan and in like funds, divided by (ii) a number equal to one (1.0) minus the LIBO Rate Reserve Percentage. The LIBO Rate shall be adjusted automatically with respect to any LIBO Rate Loan outstanding on the effective date of any change in the LIBO Rate Reserve Percentage, as of such effective date. LIBO Rate shall be calculated on the basis of the actual number of days elapsed in a year of 360 days.

"LIBO Rate Loans" shall mean Loans accruing interest based on the LIBO Rate.

"LIBO Rate Margin" shall have the meaning set forth in Schedule 3 attached to this Agreement.

"LIBO Rate Reserve Percentage" shall mean, for any LIBO Rate Loan for any Interest Period therefor, the daily average of the stated maximum rate (expressed as a decimal) at which reserves (including any marginal, supplemental, or emergency reserves) are required to be maintained during such Interest Period under Regulation D by the Bank against "Eurocurrency liabilities" (as such term is used in Regulation D) but without benefit of credit proration, exemptions, or offsets that might otherwise be available to the Bank from time to time under Regulation D. Without limiting the effect of the foregoing, the LIBO Rate Reserve Percentage shall reflect any other reserves required to be maintained by the Bank against (1) any category of liabilities which includes deposits by reference to which the rate for LIBO Rate Loans is to be determined; or (2) any category of extension of credit or other assets which include LIBO Rate Loans.

"Lien" shall mean any lien, mortgage, security interest, chattel mortgage, pledge or other encumbrance (statutory or otherwise) of any kind securing satisfaction of an obligation of any Holt Company or any Subsidiary of any Holt Company, including any agreement to give any of the foregoing, any conditional sales or other title retention agreement, and the filing of or the agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction or similar evidence of any encumbrance, whether within or outside the United States.

"Loan" or "Loans" shall mean the meanings set forth in ss.2.1.

"Loan Documents" shall mean this Agreement, the Notes, any Security Agreement and all other documents directly related or incidental to said documents, the Loans or the Collateral.


                                       -6-
Credit Agreement                                              February 25, 1999

"London Business Day" shall mean any Business Day on which banks in London, England are open for business.

"Material Adverse Change" shall mean any event or condition which (a) is reasonably likely to result in a material adverse change in the financial condition, assets, operations or prospects of the Holt Companies taken as a group, or (b) gives reasonable grounds to conclude that any Holt Company will not be able to perform or observe (in the normal course) its obligations under the Loan Documents to which it is a party, including but not limited to the Notes.

"Material Adverse Effect" shall mean any event or condition which (a) is reasonably likely to have a material adverse effect on the financial condition, assets, operations or prospects of the Holt Companies taken as a group, (b) gives reasonable grounds to conclude that any Holt Company will not be able to perform its obligations under the Loan Documents to which it is a party, including but not limited to the Notes, or (c) is reasonably likely to affect legality, validity or enforceability of this Agreement or the Notes or the rights and remedies of the holder(s) of the Loans.

"Multiemployer Plan" shall mean a multiemployer plan as defined in ERISA ss.4001(a)(3), which covers employees of any Holt Company or any ERISA Affiliate.

"Net Worth" shall mean Net Worth as defined in accordance with GAAP.

"Note" and "Notes" shall have the meanings set forth in ss.2.2.

"Obligations" shall mean all now existing or hereafter arising debts, obligations, covenants, and duties of payment or performance of every kind, matured or unmatured, direct or contingent, owing, arising, due, or payable to the Banks or First Union, by or from any Holt Company arising out of this Agreement or any other Loan Document, including, without limitation, all obligations to repay principal of and interest on the Loans, and to pay interest, fees, costs, charges, expenses, professional fees, and all sums chargeable to any Holt Company or for which any Holt Company is liable as indemnitor under the Loan Documents, whether or not evidenced by any note or other instrument.

"PBGC" shall mean the Pension Benefit Guaranty Corporation and any successor thereto.

"Pension Plan" shall mean, at any time, any Plan (including a Multiemployer
Plan), the funding requirements of which (under ERISA ss.302 or Code ss.412) are, or at any time within the six years immediately preceding the time in question, were in whole or in part, the responsibility of any Holt Company or any ERISA Affiliate.

"Permitted Liens" shall mean (a) any Liens for current taxes, assessments and other governmental charges not yet due and payable or being contested in good faith by any Holt Company by appropriate proceedings and for which adequate reserves have been established by the Holt Company as reflected in the Holt Companies' consolidated financial statements; (b) any mechanic's, materialman's, carrier's, warehousemen's or similar Liens for sums not yet due or being contested in good faith by any Holt Company by appropriate proceedings and for which adequate reserves have been established by the Holt Company as reflected in the Holt Companies' consolidated financial statements; (c) easements, rights-of-way, restrictions and other similar encumbrances on the real property or fixtures of any Holt Company incurred in the ordinary course of business which individually or in the aggregate are not substantial in amount and which do not in any case materially detract from the value or marketability of the property subject thereto or interfere with the ordinary

                                       -7-
Credit Agreement                                              February 25, 1999
conduct of the business of any Holt Company; (d) Liens (other than Liens imposed on any property of any Holt Company pursuant to ERISA or ss.412 of the
Code) incurred or deposits made in the ordinary course of business, including Liens in connection with workers' compensation, unemployment insurance and other types of social security and Liens to secure performance of tenders, statutory obligations, surety and appeal bonds (in the case of appeal bonds such Liens shall not secure any reimbursement or indemnity obligation in an amount greater than $250,000), bids, leases that are not Capital Leases, performance bonds (in the case of performance bonds such Liens shall not secure any reimbursement or indemnity obligation in an amount greater than $1,000,000 in the aggregate), sales contracts and other similar obligations, in each case, not incurred in connection with the obtaining of credit or the payment of a deferred purchase price, and which do not, in the aggregate, result in a Material Adverse Effect;
(e) Liens, if any, existing on the date hereof and listed in Schedule 1 hereto;
(f) Liens related to any capital lease obligations and/or purchase money security interests limited to assets so leased, purchased, or financed, the aggregate unpaid balance of which shall not at any time exceed the sum of (1) $10,000,000 and (2) the unpaid balance of such items in existence at the date hereof and set forth in Schedule 1 hereto; (g) Liens in the leasehold interests of the Holt Companies and any of them in any equipment leased from Emerald Equipment Leasing, Inc. and in the leases themselves; and (h) liens in favor of First Union, as Agent, in the Collateral contemplated by this Agreement and the other Loan Documents.

"Person" shall mean any individual, corporation, partnership, joint venture, association, company, business trust or entity, or other entity of whatever nature.

"Plan" shall mean an employee benefit plan as defined in ss.3(3) of ERISA, other than a Multiemployer Plan, whether formal or informal and whether legally binding or not.

"Pledge Agreement" shall have mean the Pledge Agreement in the form and substance attached hereto as Exhibit D.

"Potential Default" shall mean an event, condition or circumstance that with the giving of notice or lapse of time or both would become an Event of Default.

"Prohibited Transaction" shall mean a transaction that is prohibited under Code ss.4975 or ERISA ss.406 and not exempt under Code ss.4975 or ERISA ss.408.

"Regulation" shall mean any statute, law, ordinance, regulation, order or rule of any United States or foreign, federal, state, local or other government or governmental body, including, without limitation, those covering or related to banking, financial transactions, securities, public utilities, environmental control, energy, safety, health, transportation, bribery, record keeping, zoning, antidiscrimination, antitrust, wages and hours, employee benefits, and price and wage control matters.

"Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System, as it may be amended from time to time.

"Regulatory Change" shall mean any change after the date of this Agreement in any Regulation (including Regulation D) or the adoption or making after such date of any interpretations, directives or requests of or under any Regulation (whether or not having the force of law) by any court or

                                       -8-
Credit Agreement                                              February 25, 1999
governmental or monetary authority charged with the interpretation or administration thereof applying to a class of banks including any one of the Banks but excluding any foreign office of any Bank.

"Release" shall mean without limitation, the presence, leaking, leaching, pouring, emptying, discharging, spilling, using, generating, manufacturing, refining, transporting, treating, or storing of Hazardous Substances at, into, onto, from or about the property or the threat thereof, regardless of whether the result of an intentional or unintentional action or omission, and which is in violation of any applicable law, including Environmental Control Statutes.

"Reportable Event" shall mean, with respect to a Pension Plan: (a) any of the events set forth in ERISA Sections 4043(b) (other than a reportable event as to which the provision of 30 days' notice to the PBGC is waived under applicable regulations) or 4063(a) or the regulations thereunder, (b) an event requiring any Holt Company or any ERISA Affiliate to provide security to a Pension Plan under Code ss.401(a)(29) and (c) any failure by any Holt Company or any ERISA Affiliate to make payments required by Code ss.412(m).

"Request for Advance" shall have the meaning set forth in ss.2.3.

"Required Banks" at any time shall mean Banks whose Revolving Loan Commitments and Term Loan Commitments equal or exceed 66 2/3% of the Aggregate Revolving Loan Commitment and Aggregate Term Loan Commitment taken together, if no Loans are outstanding or, if Loans are outstanding, Banks whose outstanding Loans equal or exceed 66 2/3% of the Loans (Revolving Loans and Term Loans).

"Revolving Credit Termination Date" shall have the meaning set forth in ss.2.2.

"Revolving Loan" or "Revolving Loans" shall mean the meanings set forth in ss.2.1.

"Revolving Loan Commitment" shall have the meaning set forth in ss.2.1.

"Revolving Loan Commitment Fee" shall have the meaning set forth in ss.2.5.

"Revolving Note" and "Revolving Notes" shall have the meanings set forth in ss.2.2.

"Security Agreement" shall mean the Accounts and General Intangibles Security Agreement in the form and substance attached hereto as Exhibit E.

"Solvent" shall mean, with respect to any Person, that the aggregate present fair saleable value of such Person's assets is in excess of the total amount of its probable liabilities on its existing debts as they become absolute and matured, such Person has not incurred debts beyond its foreseeable ability to pay such debts as they mature, and such Person has capital adequate to conduct the business it is presently engaged in or is about to engage in.

"Subsidiary" shall mean a corporation or other entity the shares of stock or other equity interests of which having ordinary voting power (other than stock or other equity interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or

                                       -9-
Credit Agreement                                              February 25, 1999
other managers of such corporation are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries or both, by any Holt Company. Emerald Equipment Leasing, Inc. shall not be deemed a subsidiary.

"Taxes" shall have the meaning set forth in ss.2.8.(d).

"Term Credit Termination Date" shall have the meaning set forth in ss.2.2.

"Term Loan" or "Term Loans" shall mean the meanings set forth in ss.2.1.

"Term Loan Borrowing Base" shall mean 50% of the unpaid Insurance Claims.

"Term Loan Commitment" shall have the meaning set forth in ss.2.1.

"Term Loan Commitment Fee" shall have the meaning set forth in ss.2.5.

"Term Note" and "Term Notes" shall have the meanings set forth in ss.2.2.

"Termination Event" shall mean, with respect to a Pension Plan: (a) a Reportable Event, (b) the termination of a Pension Plan, or the filing of a notice of intent to terminate a Pension Plan, or the treatment of a Pension Plan amendment as a termination under ERISA ss.4041(c), (c) the institution of proceedings to terminate a Pension Plan under ERISA ss.4042 or (d) the appointment of a trustee to administer any Pension Plan under ERISA ss.4042.

"Unfunded Capital Expenditures" shall mean capital expenditures other than capital expenditures financed as contemplated in ss.6.10(iii).

"Unfunded Pension Liabilities" shall mean, with respect to any Pension Plan at any time, the amount, if any, determined by taking the accumulated benefit obligation, as disclosed in accordance with Statement of Accounting Standards No. 87, and deducting the fair market value of Pension Plan assets.

"Unrecognized Retiree Welfare Liability" shall mean, with respect to any Plan that provides post-retirement benefits other than pension benefits, the amount of the accumulated post-retirement benefit obligation, as determined in accordance with Statement of Financial Accounting Standards No. 106, as of the most recent valuation date. Prior to the date such statement is applicable to any Holt Company, such amount of the obligation shall be based on an estimate made in good faith.

"Vessel" shall mean the assets listed and described in Schedule 2 attached herein which are subject to First Preferred Ship Mortgages in favor of First Union National Bank, as Agent, to secure repayment of Loans and Letters of Credit made and outstanding hereunder.

"Year 2000 Problem" shall mean the risk that the Holt Companies' computer applications or systems or other technologies, or those of the key vendors, suppliers or customers of either of them, may be unable to accurately process, calculate, compare, and sequence date or time data from, into, or between the 20th and 21st centuries, or the years 1999 and 2000, or with regard to leap year

                                      -10-
Credit Agreement                                              February 25, 1999
calculations, or otherwise function properly and unimpaired with respect to all calendar dates falling on or after January 1, 2000.

     1.2. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with Generally Accepted Accounting
Principles consistent with those applied in the preparation of the financial statements referred to in ss.3.5, and all financial data submitted pursuant to this Agreement shall be prepared in accordance with such principles.


                                2. The Credit

     2.1. Credit Facilities.

        (a) Revolving Loans. Subject to the terms and conditions herein set forth, each Bank agrees, severally and not jointly, to make revolving loans (herein called individually a "Revolving Loan" and collectively, the "Revolving Loans", and together with the Term Loans, a "Loan" and collectively, the "Loans") to the Holt Companies during the period beginning on the date hereof and ending on the Revolving Credit Termination Date in amounts not to exceed at any time outstanding (together with each Bank's share of all Letters of Credit outstanding) the commitment amount set forth opposite the name of such Bank on Exhibit A-1 hereto (each such amount, as the same may be reduced pursuant to ss.2.6 or ss.2.10 being hereinafter called such Bank's "Revolving Loan Commitment"). The Banks' collective commitment to make Revolving Loans shall be the "Aggregate Revolving Loan Commitment"). The maturity date of each Revolving Note, as provided in ss.2.2 below, shall be the Revolving Credit Termination Date. All Revolving Loans shall be made by the Banks simultaneously and pro rata in accordance with their respective Revolving Loan Commitments. All Revolving Loans shall be made to the Holt Companies at the primary office of First Union in Philadelphia located at Broad and Chestnut Streets, Philadelphia, Pennsylvania 19101.

        Notwithstanding the foregoing, the Holt Companies shall not be entitled to any Revolving Loan if, after giving effect to such Revolving Loan, the aggregate unpaid amount of all Revolving Loans, when added to the aggregate amount of Letters of Credit outstanding as provided below, would exceed the Aggregate Revolving Loan Commitment. Within the limit of the Aggregate Revolving Loan Commitment, the Holt Companies may borrow, prepay and reborrow. Each Revolving Loan shall be in the minimum principal amount of $1,000,000.

        (b) Term Loans. Subject to the terms and conditions herein set forth, each Bank agrees, severally and not jointly, to make term loans (herein called individually a "Term Loan" and collectively, the "Term Loans", and together with the Revolving Loans, a "Loan" and collectively, the "Loans") to the Holt Companies during the period beginning on the date hereof and ending on the Term Credit Termination Date in amounts not to exceed at any time outstanding the commitment amount set forth opposite the name of such Bank on Exhibit A-2 hereto (each such amount, as the same may be reduced pursuant to ss.2.6 or ss.2.10 being hereinafter called such Bank's "Term Loan Commitment"). The Banks' collective commitment to make Term Loans shall be the "Aggregate Term Loan Commitment"). The maturity date of each Term Note, as provided in ss.2.2 below, shall be the Term Credit Termination Date. All Term Loans shall be made by the Banks simultaneously and pro rata in accordance with their respective Term Loan Commitments. All Term Loans shall be made to the Holt Companies at the primary office of First Union in Philadelphia located at Broad and Chestnut Streets, Philadelphia, Pennsylvania 19101.

                                      -11-
Credit Agreement                                              February 25, 1999

        Notwithstanding the foregoing, the Holt Companies shall not be entitled to any Term Loan if, after giving effect to such Term Loan, the aggregate unpaid amount of all Term Loans would exceed the Aggregate Term Loan Commitment. Prepayments and repayments of Term Loans shall automatically reduce the Aggregate Term Loan Commitment and proportionally, the Term Loan Commitment of each Bank. Amounts prepaid or paid may not be reborrowed. Each Term Loan shall be in the minimum principal amount of $1,000,000.

        (c) Letters of Credit. First Union, under the terms and subject to the conditions of this Agreement, on behalf of itself and each other Bank in the same proportions as each Bank's Revolving Loan Commitment bears to the Aggregate Revolving Loan Commitment, shall provide letters of credit at the request and for the account of the Holt Companies, from time to time prior to the Revolving Credit Termination Date, as requested by the Holt Companies, provided that:

           (i) the aggregate amount of Letters of Credit outstanding at any one time shall not exceed ten million dollars ($10,000,000), at any time hereafter, or such lesser amount, if any, as will, when added to the amount of all Revolving Loans then outstanding, aggregate the then existing Revolving Aggregate Loan Commitment;

           (ii) no Letter of Credit shall be issued after the Revolving Credit Termination Date and no Letter of Credit shall be for a term longer than one year; and

           (iii) Letters of Credit shall be issued primarily to support insurance premium requirements of any one or more of the Holt Companies.

     As used in this Agreement, "Letter of Credit" shall mean only those letters of credit issued pursuant to a completed application on the form of letter of credit application required by First Union at the time of the request for each Letter of Credit. If and to the extent that any provision of any letter of credit application required by First Union shall be inconsistent with or otherwise be in conflict with this Agreement, this Agreement shall govern.

     Letters of Credit issued and currently outstanding in the aggregate amount of $6,325,000 pursuant to the 1995 Credit Agreement and the 1997 Credit Agreement shall be deemed to be Letters of Credit for purposes of this Agreement for so long as they shall continue in effect and shall be included in the calculation of Letters of Credit outstanding hereunder.

     The Holt Companies shall request a Letter of Credit by delivering a completed letter of credit application to First Union not less than one Business Day prior to the date specified by the Holt Companies as the date the Letter of Credit is to be issued.

     Letters of Credit shall not bear interest until drawn upon. Letters of Credit for commercial purposes shall each be subject to a fee payable to First Union National Bank, for its own account, said fee to be based on its issuance charges as in effect from time to time. Letters of Credit which are standby in nature shall each be subject to an annual charge, payable quarterly in arrears from the date of issuance, equal to (a) 200 basis points (2.00%) times the aggregate amount of all standby Letters of Credit outstanding which shall be shared among the Banks pro rata in the same proportions that each Bank's Loan Commitment bears to the Aggregate Loan Commitment, and (b) 12.5 basis points (1/8 of 1%) times the face amount of each standby Letter of Credit outstanding which shall be payable to the issuing Bank.

                                      -12-
Credit Agreement                                              February 25, 1999

     Within the foregoing limit, the Holt Companies may request issuance of Letters of Credit, reimburse First Union upon a drawing thereunder and request new issuances. If any obligation of the Holt Companies to pay money in connection with any Letter of Credit is not met when requested by First Union, as permitted by the applicable letter of credit application and the reimbursement agreement contained therein, the amount due shall be funded automatically by a Revolving Loan which Revolving Loan shall be made without regard to any minimum borrowing requirement, condition precedent herein, or Event of Default hereunder which would otherwise entitle any Bank or the Banks not to provide such Revolving Loan, and each Bank shall make its proportionate share of such Revolving Loan. Any obligation of the Holt Companies to pay money in connection with any Letter of Credit shall be secured as if made as a Revolving Loan hereunder. In the event the Holt Companies shall terminate the Aggregate Revolving Loan Commitment as provided in ss.2.6 and shall pay the outstanding principal amount of all Revolving Loans in full and with interest or the Revolving Credit Termination Date shall occur at a time when one or more Letters of Credit remain outstanding, then the Holt Companies shall furnish to First Union, within three Business Days such amount of cash, to be held as cash collateral and invested in certificates of deposit of First Union National Bank, as will pay the maximum amount which may be drawn by beneficiaries of Letters of Credit outstanding at the date of such termination or Revolving Credit Termination Date, as applicable.

     2.2. The Notes.

        (a) Revolving Notes. The Revolving Loans made by each Bank shall be evidenced by a single promissory note of the Holt Companies under which they shall be jointly and severally liable (each such promissory note as it may be amended, extended, modified, restated, replaced, substituted for or renewed, being referred to herein as a "Revolving Note" and all Revolving Notes together as the "Revolving Notes", and together with the Term Notes as a "Note" and together with all Term Notes as the "Notes") in principal face amount equal to such Bank's Revolving Loan Commitment payable to the order of such Bank and otherwise in the form attached hereto as Exhibit B-1. Each Revolving Note shall be dated its date of issuance, shall bear interest at the rate per annum and be payable as to principal and interest in accordance with the terms hereof. Each Revolving Note shall mature on the earliest to occur of (i) the date the maturity of the Notes are accelerated as provided in ss.8.1 hereof, or (ii) November 17, 2001 (this date to be deemed the "Revolving Credit Termination Date"). Upon maturity, the Revolving Loans evidenced by each Bank's Revolving Note shall be due and payable. Each Bank shall maintain records of all Revolving Loans by it and evidenced by its Revolving Note and of all payments thereon, which records shall be conclusive absent manifest error.

        (b) Term Notes. The Term Loans made by each Bank shall be evidenced by a single promissory note of the Holt Companies under which they shall be jointly and severally liable (each such promissory note as it may be amended, extended, modified, restated, replaced, substituted for or renewed, being referred to herein as a "Term Note" and all Term Notes together as the "Term Notes", and together with the Revolving Notes as a "Note" and together with all Term Notes as the "Notes") in principal face amount equal to such Bank's Term Loan Commitment payable to the order of such Bank and otherwise in the form attached hereto as Exhibit B-2. Each Term Note shall be dated its date of issuance, shall bear interest at the rate per annum and be payable as to principal and interest in accordance with the terms hereof. Each Term Note shall mature on the earliest to occur of (i) the date the maturity of the Notes are accelerated as provided in ss.8.1 hereof, or (ii) December 31, 1999 (this date to be deemed the "Term Credit Termination Date"). Upon maturity, the Term Loans evidenced by each Bank's Term Note shall be due and payable.
Each Bank shall maintain

                                      -13-
Credit Agreement                                              February 25, 1999
records of all Term Loans by it and evidenced by its Term Note and of all payments thereon, which records shall be conclusive absent manifest error.

     2.3. Funding Procedures.

        (a) Requests for Advance. Each request for a Loan or the conversion or renewal of an interest rate with respect to a Loan shall be made not later than 11:00 a.m. on a Business Day by delivery to First Union of a written request signed by the Holt Companies or, in the alternative, a telephone request followed promptly by written confirmation of the request (a "Request for Advance"), specifying the date and amount of the Loan to be made, converted or renewed, specifying whether the Loan is to be a Revolving Loan or Term Loan, selecting the interest rate option applicable thereto, and in the case of a LIBO Rate Loan, specifying the Interest Period applicable to such Loan if it is a Revolving Loan. The form of request to be used in connection with the making, conversion or renewal of Loans shall be that form provided to the Holt Companies by First Union. Each request shall be received not less than one Business Day prior to the date of the proposed borrowing, conversion or renewal in the case of Base Rate Loans and three London
Business Days prior to the date of the proposed borrowing, conversion or renewal in the case of LIBO Rate Loans. No request shall be effective until actually received in writing by First Union, as Agent. Any request may be made by submission of such request by facsimile transmission with the signed original being promptly transmitted to First Union. First Union shall be entitled to rely on a facsimile of the signed original as fully as it had received the signed original.

        (b) Irrevocability. Upon receipt of a request for a Loan and if the conditions precedent provided herein shall be satisfied at the time such request, First Union promptly shall notify each Bank of such request and of such Bank's ratable share of such Loan. Upon receipt of a request for a Loan by First Union, the request shall not be revocable by the Holt Companies.

        (c) Availability of Funds. Not later than 1:00 p.m. EST on the date of each Loan, each Bank shall make available (except as provided in clause (d) below) its ratable share of such Loan, in immediately available funds, to First Union at the address set forth opposite its name on the signature page hereof or at such account in London as First Union shall specify to the Holt Companies and the Banks. Unless First Union knows that any applicable condition specified herein has not been satisfied, it will make funds so received from the Banks immediately available to the Holt Companies on the date of each Loan by a credit to the account designated by the Holt Companies at First Union's address set forth opposite its name on the signature page hereof or at such other destination and in such other form as the Holt Companies may request, in writing.

        (d) Funding Assumptions. Unless First Union shall have been notified by any Bank at least one Business Day prior to the date of the making, conversion or renewal of any LIBO Rate Loan, or by 11:00 a.m. EST on the date a Base Rate Loan is requested, that such Bank does not intend to make available to First Union, such Bank's portion of the total amount of the Loan to be made, converted or renewed on such date, First Union may assume that such Bank has made such amount available to First Union on the date of the Loan and First Union may, in reliance upon such assumption, make available to the Holt Companies a corresponding amount. If and to the extent such Bank shall not have so made such funds available to First Union, such Bank agrees to repay First Union forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Holt Companies until the date such amount is repaid to First Union, at the Federal Funds Rate plus 50 basis points for three Business
Days, and thereafter at the Base Rate. If such Bank shall repay to First
Union such corresponding amount,

                                      -14-
Credit Agreement                                              February 25, 1999
such amounts so repaid shall constitute such Bank's Revolving or Term
Loan, as applicable, for purposes of this Agreement. If such Bank does not repay such corresponding amount forthwith upon First Union's demand therefor, First Union shall promptly notify the Holt Companies, and the Holt Companies shall immediately pay such corresponding amount to First Union, without any prepayment penalty or premium, but with interest on the amount repaid, for each day from the date such amount is made available to the Holt Companies until the date such amount is repaid to First Union, at the rate of interest applicable at the time to such Loan. Nothing herein shall be deemed to relieve any Bank of its obligation to fulfill its Revolving or Term Loan Commitment, as applicable, hereunder or to prejudice any rights which the Holt Companies may have against any Bank as a result of any default by such Bank hereunder.

        (e) Funding of Net Amount. If the Banks make a Loan on a day on which all or any part of an outstanding Loan from the Banks is to be repaid, each Bank shall apply the proceeds of its new Loan to make such repayment and only an amount equal to the difference (if any) between the amount being borrowed and the amount being repaid shall be made available by such Bank to the Holt Companies as provided in clause (c).

     2.4. Interest. The following interest rates may be applicable to Loan or Loans, as requested by the Holt Companies from time to time.

        (a) Base Rate. Each Base Rate Loan shall bear interest on the principal amount thereof from the date made until such Loan is paid in full or converted, at a rate per annum equal to the Base Rate plus the Base Rate
Margin applicable to that type of Loan, i.e. Revolving Loan or Term Loan.

        (b) LIBO Rate. Each LIBO Rate Loan shall bear interest on the principal amount thereof from the date made until such Loan is paid in full, renewed, or converted, at a rate per annum equal to the LIBO Rate plus the LIBO Rate Margin applicable to that type of Loan, i.e. Revolving Loan or Term Loan.
After receipt of a request for a LIBO Rate Loan, First Union shall proceed to determine the LIBO Rate to be applicable thereto. First Union shall give prompt notice by telephone or facsimile to the Holt Companies of the LIBO
Rate thus determined in respect of each LIBO Rate Loan or any change therein. Not more than five LIBO Rate Loans in the case of Revolving Loans nor three LIBO Rate Loans in the case of Term Loans shall be in existence at any one time in any combination of LIBO Rates applicable to said Loans.

        (c) Renewals and Conversions of Loans. On the last day of each Interest Period, the LIBO Rate Loan then maturing shall automatically be renewed for a new Interest Period of like duration, unless the Holt Companies shall have given First Union notice of a permitted conversion or renewal for an Interest Period of different duration as provided in ss. hereof, or an Event of Default, or Potential Default exists or would thereby occur. If no Event of Default or Potential Default exists or would thereby occur, the Holt
Companies shall have the right to convert Base Rate Loans into LIBO Rate
Loans, to convert LIBO Rate Loans into Base Rate Loans, and to renew LIBO
Rate Loans for Interest Periods of different duration, from time to time, provided that it shall give First Union notice of each permitted conversion or renewal as provided in ss. hereof, and LIBO Rate Loans may be converted or renewed for different Interest Periods only as of the last day of the applicable Interest Period for such Loans. First Union shall use its best efforts to notify the Holt Companies of the effectiveness of such conversion or renewal (automatic or not automatic), and the new interest rate to which the converted or renewed Loan is subject, as soon as practicable after the conversion or renewal; provided, however, that any failure to give such notice shall not affect the Holt Companies' obligations or the Banks' rights and remedies hereunder in any way whatsoever. In the event a LIBO Rate Loan is not automatically renewed as provided herein and the Holt Companies shall not have

                                      -15-
Credit Agreement                                              February 25, 1999
selected an alternative Interest Period for any LIBO Rate Loan maturing as provided herein, such Loan shall be automatically converted into a Base Rate Loan on the last day of the Interest Period for such Loan.

        (d) Automatic Reinstatement. The liability of the Holt Companies under this ss.2.4 shall continue to be effective or be automatically reinstated, as the case may be, if at any time payment, in whole or in part, of any of the payments to the Banks is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Holt Companies, or upon or as a result of the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to any of the Holt Companies or any substantial part of their property, all as though such payment had not been made.

     2.5. Commitment Fee.

        (i) Revolving Loans. The Holt Companies agree to pay for the account of each Bank as compensation for its Revolving Loan Commitment, a fee
("Revolving Loan Commitment Fee") computed at the rate per annum set forth in
Schedule 3 attached to this Agreement on the average daily amount of the unused portion of its Revolving Loan Commitment accrued from and after November 17, 1998. The unused portion of its Revolving Loan Commitment shall mean its Revolving Loan Commitment less the aggregate principal amount of its outstanding Revolving Loans and its proportionate share of Letters of Credit issued hereunder. The Revolving Loan Commitment Fee shall be calculated and be payable quarterly in arrears and on the Revolving Credit Termination Date. The Revolving Loan Commitment Fee shall be calculated on the basis of a 360-day year for the actual number of days elapsed.

        (ii) Term Loans. The Holt Companies agree to pay for the account of each Bank as compensation for its Term Loan Commitment, a fee ("Term Loan
Commitment Fee") computed at the rate per annum set forth in Schedule 3 attached to this Agreement on the average daily amount of the unused portion of its Term Loan Commitment accrued from and after the date hereof. The unused portion of its Term Loan Commitment shall mean its Term Loan
Commitment less the aggregate principal amount of its outstanding Term Loans issued hereunder. The Term Loan Commitment Fee shall be calculated and be payable quarterly in arrears and on the Term Credit Termination Date. The
Term Loan Commitment Fee shall be calculated on the basis of a 360-day year for the actual number of days elapsed.

     2.6. Reduction or Termination of Commitment.

        (a) Loan Commitment Reduction or Termination.

           (i) Revolving Loans. The Holt Companies may at any time and from time to time, on not less than three (3) Business Days' written notice,
(i) permanently reduce the Aggregate Revolving Loan Commitment, provided that any such reduction shall be in the amount of $5,000,000 or a multiple thereof and that no such reduction shall cause the aggregate principal amount of Revolving Loans outstanding to exceed the Aggregate Revolving Loan Commitment as reduced, or (ii) terminate the Aggregate Revolving Loan Commitment. In the event any Vessel constituting part of the Collateral is sold or otherwise disposed of or is a total loss or constructive total loss for any reason, the proceeds of the sale or other disposition or the insurance proceeds, as applicable, shall be used promptly upon receipt thereof to prepay the Revolving Loans in like amount and the Aggregate Revolving Loan Commitment shall be permanently reduced in like amount except to the extent proceeds of insurance may be used otherwise as provided in the applicable First Preferred Ship Mortgage.

                                      -16-
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

           (ii) Term Loans. The Holt Companies may at any time and from time to time, on not less than three (3) Business Days' written notice, (i) permanently reduce the Aggregate Term Loan Commitment, provided that any such reduction shall be in the amount of $2,500,000 or a multiple thereof and that no such reduction shall cause the aggregate principal amount of Term Loans outstanding to exceed the Aggregate Term Loan Commitment as reduced, or (ii) terminate the Aggregate Term Loan Commitment. In the event any monies are received in respect of the Insurance Claims, all such proceeds shall be used promptly upon receipt thereof to prepay the Term Loans in like amount in accordance with ss.2.7(d) hereof, and the Aggregate Term Loan Commitment shall be permanently reduced such prepayment.

        (b) Automatic Loan Commitment Termination.

           (i) Revolving Loans. In the event the Aggregate Revolving Loan Commitment is terminated, the Revolving Credit Termination Date shall accelerate to such date of termination and the Holt Companies shall, simultaneously with such termination, repay the Revolving Loans, whether Base Rate Loans or LIBO Rate Loans, in accordance with ss.2.8.

           (ii) Term Loans. In the event the Aggregate Term Loan Commitment is terminated, the Term Credit Termination Date shall accelerate to such date of termination and the Holt Companies shall, simultaneously with such termination, repay the Term Loans, whether Base Rate Loans and LIBO Rate Loans, in accordance with ss.2.8.

     2.7. Prepayments.

        (a) Base Rate Loans. On one Business Day's notice to the Bank, the Holt Companies may, at their option, prepay any Base Rate Loan in whole at any time or in part from time to time.

        (b) LIBO Rate Loans. On one Business Day's notice to First Union and the Banks, the Holt Companies may, at their option prepay any LIBO Rate Loan provided that if they shall prepay a LIBO Rate Loan prior to the last day of the applicable Interest Period, or shall fail to borrow any LIBO Rate Loan on the date such Loan is to be made, they shall pay to each Bank, in addition to the principal and interest then to be paid in the case of a prepayment, on such date of prepayment, the Additional Amount (as defined in ss.2.8(e) below) incurred or sustained by such Bank as a result of such prepayment or failure to borrow.

        (c) Sale or Loss of Vessel. In the event any Vessel constituting part of the Collateral is sold or otherwise disposed of or is a total loss or constructive total loss for any reason, the proceeds of the sale or other disposition or the insurance proceeds, as applicable, shall be used promptly upon receipt thereof to prepay the Revolving Loans in like amount except to the extent proceeds of insurance may be used otherwise as provided in the applicable First Preferred Ship Mortgage. The prepayments may be applied to Revolving Loans which are Base Rate Loans or LIBO Rate Loans as the Holt Companies may elect. If no election is made, the prepayments shall be applied to Revolving Loans which are Base Rate Loans to the extent practicable.

        (d) Proceeds of Insurance Claims. In the event any monies are paid in respect of the Insurance Claims, such monies shall be used promptly upon receipt thereof to prepay the Term Loans in like amount and all amounts in excess of the amount necessary to pay aggregate amount of the Term Loans then outstanding in full shall be promptly remitted to the Holt Companies. The prepayments may be applied to Term Loans which are Base Rate Loans or LIBO Rate Loans as the Holt Companies may elect. If no election

                                      -17-
Credit Agreement                                              February 25, 1999
is made, the prepayments shall be applied to Term Loans which are Base
Rate Loans to the extent practicable.

        (e) Proceeds of Debt or Equity Issuance. In the event the Holt Companies or any of them shall issue additional capital stock in exchange for cash (payable in lump sum or installments) or incur Indebtedness for Money
Borrowed (other than indebtedness incurred in connection with the purchase of equipment which is secured by said equipment) to or from any Person other than another Holt Company, the net proceeds of any such issuance or incurrence shall be applied to prepayment of the Loans promptly following the receipt of the proceeds thereof by the applicable Holt Company. Prepayment shall be made first to Term Loans until such Loans are repaid in full and second to Revolving Loans.

     2.8. Payments.

        (a) Base Rate Loans. Accrued interest on all Base Rate Loans shall be due and payable on the first Business Day of each calendar month and upon the Revolving Credit Termination Date or the Term Credit Termination Date, as applicable.

        (b) LIBO Rate Loans. Accrued interest on LIBO Loans with Interest Periods of one, two or three months shall be due and payable on the last day of such Interest Period. Accrued interest on LIBO Rate Loans with an Interest Period of six months shall be due and payable on the last day of the third month of such Interest Period and on the last day of such Interest Period.

        (c) Form of Payments, Application of Payments, Payment Administration, Etc. Provided that no Event of Default or Potential Default then exists and except as provided in ss.2.7(e), all payments and prepayments shall be applied to the Loans in such order and to such extent as shall be specified by the Holt Companies, by written notice to First Union at the time of such payment or prepayment. Except as otherwise provided herein, all payments of principal, interest, fees, or other amounts payable by the Holt Companies hereunder shall be remitted to First Union on behalf of the Banks at the address set forth opposite its name on the signature page hereof or at such office or account as First Union shall specify to the Holt Companies, in immediately available funds not later than 2:00 p.m. on the day when due. Whenever any payment is stated as due on a day which is not a Business Day, the maturity of such payment shall, except as otherwise provided in the definition of "Interest Period," be extended to the next succeeding Business Day and interest shall continue to accrue during such extension. The Holt Companies authorize First Union to deduct from any account of any Holt
Company maintained at First Union or over which First Union has control any amount payable under this Agreement, the Notes or any other Loan Document. First Union's failure to deliver any bill, statement or invoice with respect to principal amounts due shall not affect the Holt Companies' obligation to pay such principal when due and payable.

        (d) Net Payments. All payments made to the Banks by the Holt Companies hereunder, under the Notes or under any other Loan Document will be made without set off, counterclaim or other defense. All such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or any political subdivision or taxing authority thereof or therein (but excluding, except as provided below, any tax imposed on or measured by the net income of a Bank (including all interest, penalties or similar liabilities related thereto) and any tax imposed on or measured by the gross income of a Bank pursuant to the laws of the United States of America or any political subdivision thereof, or taxing authority of the United States of America or any political subdivision thereof, in which the principal

                                      -18-
Credit Agreement                                              February 25, 1999
office or applicable lending office of a Bank is located), and all interest, penalties or similar liabilities with respect thereto
(collectively, all such non-excluded amounts being "Taxes"). If any Taxes are so levied or imposed, the Holt Companies agree to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due hereunder, under any Note or under any other Loan
Document, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Note. The Holt Companies will furnish to each Bank upon request certified copies of tax receipts evidencing such payment by them. The Holt Companies will indemnify and hold harmless each Bank, and reimburse each Bank upon its written request, for the amount of any Taxes so levied or imposed and paid or withheld by each Bank.

        (e) Prepayment of LIBO Rate Loans. If any principal of a LIBO Rate Loan shall be repaid (whether upon prepayment, reduction of the Loan Commitment after acceleration or for any other reason) or converted to a Base Rate Loan prior to the last day of the Interest Period applicable to such LIBO Rate
Loan or if the Holt Companies fail for any reason to borrow a LIBO Rate Loan after giving irrevocable notice pursuant to ss.2.5, the Holt Companies shall pay to First Union on behalf of the Banks, in addition to the principal and interest then to be paid, such additional amounts as may be necessary to compensate each Bank for all direct and indirect costs and losses (including losses resulting from redeployment of prepaid or unborrowed funds at rates lower than the cost of such funds to each Bank, and including lost profits incurred or sustained by each Bank) as a result of such repayment or failure to borrow (the "Additional Amount"). The Additional Amount (which each Bank shall take reasonable measures to minimize) shall be specified in a written notice or certificate delivered to the Holt Companies by First Union, as Agent. Such notice or certificate shall contain a calculation in reasonable detail of the Additional Amount to be compensated and shall be conclusive as to the facts and the amounts stated therein, absent manifest error.

        (f) Demand Deposit Account. At least one of the Holt Companies shall maintain at least one demand deposit account with First Union National Bank for purposes of this Agreement. The Holt Companies authorize First Union (but First Union shall not be obligated) to deposit into said account all amounts to be advanced to the Holt Companies hereunder. Further, the Holt Companies authorize First Union (but First Union shall not be obligated) to deduct from said account, or any other account maintained by any Holt Company at First Union, any amount payable hereunder on or after the date upon which it is due and payable. Such authorization shall include but not be limited to amounts payable with respect to principal, interest, fees and expenses.

     2.9. Changes in Circumstances; Yield Protection.

        (a) If any Regulatory Change or compliance by any Bank with any request made after the date of this Agreement by the Board of Governors of the Federal Reserve System or by any Federal Reserve Bank or other central bank or fiscal, monetary or similar authority (in each case whether or not having the force of law) shall:

          (i) impose, modify or make applicable any reserve, special deposit, Federal Deposit Insurance Corporation premium or similar requirement or imposition against assets held by, or deposits in or for the account of, or loans made by, or any other acquisition of funds for loans or advances by, any Bank; or

          (ii) impose on any Bank any other condition regarding either of its Notes.

                                      -19-
Credit Agreement                                              February 25, 1999
and the result of any of the foregoing events is to increase the cost to any Bank of making or maintaining any Loan or to reduce the amount of principal, interest or fees to be received by any Bank hereunder in respect of any Loan, such Bank will immediately so notify and the Holt Companies. If such Bank determines in good faith that the effects of the change resulting in such increased cost or reduced amount cannot reasonably be avoided or the cost thereof mitigated, then upon notice by such Bank to the Holt Companies, the Holt Companies shall pay to such Bank on each interest payment date of the Loan, such additional amount as shall be necessary to compensate such Bank for such increased cost or reduced amount.

        (b) If any Bank shall determine that any Regulation regarding capital adequacy or the adoption of any Regulation regarding capital adequacy, which Regulation is applicable to banks (or their holding companies) generally and not a specific Bank (or its holding company) specifically, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Bank (or its holding company) with any such request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has the effect of reducing the rate of return on such Bank's capital as a consequence of its obligations hereunder to a level below that which such Bank could have achieved but for such adoption, change or compliance (taking into consideration such Bank's policies with respect to capital adequacy) by an amount deemed by such Bank to be material, the Holt Companies shall promptly pay to such Bank, upon the demand of such Bank, such additional amount or amounts as will compensate such Bank for such reduction.

        (c) If any Bank shall determine that by reason of abnormal circumstances affecting the interbank eurodollar or applicable eurocurrency market, adequate and reasonable means do not exist for ascertaining the LIBO Rate to be applicable to the requested LIBO Rate Loan or that eurodollar or eurocurrency funds in amounts sufficient to fund all the LIBO Rate Loans are not obtainable on reasonable terms, such Bank shall give notice of such inability or determination by telephone and thereupon the obligations of the Banks to make, convert other Loans to, or renew such LIBO Rate Loan shall be excused, subject, however, to the right of the Holt Companies at any time thereafter to submit another request.

        (d) Determination by any Bank for purposes of this Section 2.9 of the effect of any Regulatory Change or other change or circumstance referred to above on its costs of making or maintaining Loans or on amounts receivable by it in respect of the Loans and of the additional amounts required to compensate the Bank in respect of any additional costs, shall be made in good faith and shall be evidenced by a certificate, signed by an officer of such Bank and delivered to the Holt Companies, as to the fact and amount of the increased cost incurred by or the reduced amount accruing to such Bank owing to such event or events. Such certificate shall be prepared in reasonable detail and shall be conclusive as to the facts and amounts stated therein, absent manifest error.

        (e) Each Bank will notify the Holt Companies and of any event occurring after the date of this Agreement that will entitle such Bank to compensation pursuant to this Section as promptly as practicable after it obtains knowledge thereof and determines to request such compensation. Said notice shall be in writing, shall specify the applicable Section or Sections of this Agreement to which it relates and shall set forth the amount or amounts then payable pursuant to this Section. The Holt Companies shall pay such Bank the amount shown as due on such notice within 30 days after its receipt of the same.

     2.10. Illegality. Notwithstanding any other provision in this Agreement, if the adoption of any applicable Regulation, or any change therein, or any change in the interpretation or administration thereof

                                      -20-
Credit Agreement                                              February 25, 1999
by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank with any request or directive (whether or not having the force of law) of any such authority, central bank, or comparable agency shall make it unlawful or impossible for such Bank to (1) maintain its Revolving Loan Commitment or Term Loan Commitment, then upon notice to the Holt Companies by such Bank, the Revolving Loan Commitment or Term Loan Commitment of such Bank shall terminate; or (2) maintain or fund its LIBO Rate Loans, then upon notice to the Holt Companies of such event, the Holt Companies' outstanding LIBO Rate Loans shall be converted into Base Rate Loans.


                      3. Representations and Warranties

     Each of the Holt Companies represents and warrants to the Banks that:

     3.1. Organization, Standing. It (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) has the corporate power and authority necessary to own its assets, carry on its business and enter into and perform its obligations hereunder and under each Loan Document, and (iii) is qualified to do business and is in good standing in each jurisdiction where the nature of its business or the ownership of its properties requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect.

     3.2. Corporate Authority, Validity, Etc. The making and performance of the Loan Documents to which it is a party are within its power and authority and have been duly authorized by all necessary corporate action. Except as has been obtained, the making and performance of the Loan Documents do not and under present law will not require any consent or approval of any of its shareholders or any other person, do not and under present law will not violate any law, rule, regulation order, writ, judgment, injunction, decree, determination or award, do not violate any provision of its charter or by-laws, do not and will not result in any breach of any material agreement, lease or instrument to which it is a party, by which it is bound or to which any of its assets are or may be subject, and do not and will not give rise to any Lien upon any of its assets, except for the liens provided for herein. The number of shares and classes of the capital stock of each of the Holt Companies and the ownership thereof are accurately set forth on Schedule 1 attached hereto; all such shares are validly issued, fully paid and non-assessable, and the issuance and sale thereof are in compliance with all applicable federal and state securities and other applicable laws. Further, none of the Holt Companies is in default under any such agreement, lease or instrument except to the extent such default reasonably could not have a Material Adverse Effect. No authorizations, approvals or consents of, and no filings or registrations with, any governmental or regulatory authority or agency are necessary for the execution, delivery or performance by the Holt Companies of any Loan Document or for the validity or enforceability thereof. Each Loan Document, when executed and delivered, will be the legal, valid and binding obligation of each of the Holt Companies enforceable against it in accordance with its terms.

     3.3. Litigation. Except as disclosed on Schedule 1, there are no actions, suits or proceedings pending or threatened against or affecting any of the Holt Companies or any of their assets before any court, government agency, or other tribunal which if adversely determined reasonably could have a Material Adverse Effect upon the ability of the Holt Companies or any of them to perform under the Loan Documents. If there is any disclosure on Schedule 1, the status (including the tribunal, the nature of the claim and the amount in controversy) of each such litigation matter as of the date of this Agreement is set forth in Schedule 1.


                                      -21-
Credit Agreement                                              February 25, 1999

     3.4. ERISA. (a) the Holt Companies and each ERISA Affiliate are in compliance in all material respects with all applicable provisions of ERISA and the regulations promulgated thereunder; and, except as disclosed on
Schedule 1, since April 29, 1980, none of the Holt Companies or any ERISA Affiliate has withdrawn from participation in any "multiemployer plan" (as defined in section 4001 of ERISA) to which it makes contributions such that any withdrawal liability has been or may be assessed and remains unpaid, and none of the Holt Companies or any ERISA Affiliate has received any notice and is not aware that any multiemployer plan to which it contributes is insolvent or in reorganization status within the meaning of ERISA. With respect to multiemployer plans to which the Holt Companies or any ERISA Affiliate makes contributions but does not participate in the administration of such plans, none of the Holt Companies or any ERISA Affiliate has received any information from any such multiemployer plan which would indicate that any of the foregoing representation would be incorrect as applied to such multiemployer plan; (b) neither the Holt Companies nor any ERISA Affiliate sponsors or maintains any Plan under which there is an accumulated funding deficiency within the meaning of ss.412 of the Code, whether or not waived;
(c) the aggregate liability for accrued benefits and other ancillary benefits under each Plan that is or will be sponsored or maintained by the Holt Companies or any ERISA Affiliate (determined on the basis of the actuarial assumptions prescribed for valuing benefits under terminating single-employer defined benefit plans under Title IV of ERISA) does not exceed the aggregate fair market value of the assets under each such defined benefit pension Plan;
(d) the aggregate liability of the Holt Companies and each ERISA Affiliate arising out of or relating to a failure of any Plan to comply with the provisions of ERISA or the Code, will not have a Material Adverse Effect; (e) there does not exist any unfunded liability (determined on the basis of actuarial assumptions utilized by the actuary for the plan in preparing the most recent Annual Report) of the Holt Companies or any ERISA Affiliate under any plan, program or arrangement providing post-retirement life or health benefits; and (f) none of the Plans which are "employee pension benefit plans" (as defined by ERISA) or the trusts created thereunder have been terminated since September 2, 1974; nor has any such Plan incurred any material liability to the Pension Benefit Guaranty Corporation established pursuant to ERISA, other than for required insurance premiums which have been paid when due, or incurred any material "accumulated funding deficiency," (as defined by ERISA) whether or not waived; nor has there been any "reportable event" (as defined by ERISA), or other event or condition, which represents a material risk of termination of any such Plan by the Pension Benefit Guaranty Corporation.

     3.5. Financial Statements and Projections.

        (a) Financial Statements. The consolidated and consolidating financial statements (which consolidating balance sheets may be unaudited and prepared by management) of The Holt Group, Inc. and its subsidiaries for the Fiscal Years ending December 31, 1996 and December 31, 1997 and for the interim nine-month period ending September 30, 1998, consisting in each case of a balance sheet, a statement of operations, a statement of shareholders' equity, a statement of cash flows and accompanying footnotes (except in the case of interim financial statements), furnished to the Banks in connection herewith, present fairly, in all material respects, the financial position, results of operations and operating statistics of the Holt Group, Inc. and its subsidiaries as of the dates and for the periods referred to, in conformity with Generally Accepted Accounting Principles. Except as set forth on Schedule 1 hereto, there are no material liabilities, fixed or contingent, which are not reflected in such financial statements, other than liabilities which are not required to be reflected in such balance sheets. There has been no Material Adverse Change since September 30, 1998.

        (b) Projections. The summary form consolidated balance sheet and consolidated income statement of The Holt Group, Inc. and its subsidiaries, furnished to the Banks in connection herewith, show historical

                                      -22-
Credit Agreement                                              February 25, 1999
information on a quarterly basis for the calendar quarters ending March
31, 1998 through September 30, 1998, and projections on a quarterly basis for the calendar quarters ending December 31, 1998 through December 31, 1999. The historical information is taken from the financial statements referred to in clause (a) above for the interim nine-month period ending September 30, 1998. The projections are based upon good faith estimates and assumptions believed to be reasonable, it being recognized by First Union and the Banks that such projections as to future events are not to be viewed as facts and that actual results during the periods covered by such projections may differ materially from the projected results.

     3.6. Not in Default, Judgments, Etc. No Event of Default or Potential Default under any Loan Document has occurred and is continuing. Each of the Holt Companies has satisfied all judgments and is not in default with respect to any judgment, writ, injunction, decree, rule, or regulation of any court, arbitrator, or federal, state, municipal, or other governmental authority, commission, board, bureau, agency, or instrumentality, domestic or foreign which could reasonably be expected to have a Material Adverse Effect.

     3.7. Taxes. Each of the Holt Companies has filed all federal, state, local and foreign tax returns and reports which it is required by law to file and as to which its failure to file would have a Material Adverse Effect, and has paid all taxes, including wage taxes, assessments, withholdings and other governmental charges which are presently due and payable, other than those being contested in good faith by appropriate proceedings, if any, and/or disclosed on Schedule 1. The tax charges, accruals and reserves on the books of the Holt Companies are adequate to pay all such taxes that have accrued but are not presently due and payable.

     3.8. Permits, Licenses, Etc. Each of the Holt Companies possesses all permits, licenses, franchises, trademarks, trade names, copyrights and patents necessary to the conduct of its business as presently conducted or as presently proposed to be conducted, except where the failure to possess the same would not have a Material Adverse Effect.

     3.9. No Materially Adverse Contracts, Etc. None of the Holt Companies is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of its directors or officers has or is reasonably expected in the future to have a Material Adverse Effect upon it or any Subsidiary. Neither the Holt Companies nor any Subsidiary is a party to any contract or agreement which in the judgment of its directors or officers has or is reasonably expected to have any Material Adverse Effect except as otherwise reflected in adequate reserves.

     3.10. Compliance with Laws, Etc.

        (a) Compliance Generally. Each of the Holt Companies is in compliance in all material respects with all Regulations applicable to its business (including obtaining all authorizations, consents, approvals, orders, licenses, exemptions from, and making all filings or registrations or qualifications with, any court or governmental department, public body or authority, commission, board, bureau, agency, or instrumentality), the noncompliance with which reasonably could have a Material Adverse Effect.

        (b) Hazardous Wastes, Substances and Petroleum Products. Except as disclosed on Schedule 1, (i) each of the Holt Companies has received all permits and filed all notifications necessary to carry on its business; and is in compliance in all respects with all Environmental Control Statutes; (ii) none of the Holt Companies has not given any written or oral notice, nor has it failed to give required notice, to

                                      -23-
Credit Agreement                                              February 25, 1999
the Environmental Protection Agency ("EPA") or any state or local agency with regard to any actual or imminently threatened Release of Hazardous Substances on properties owned, leased or operated by it or used in connection with the conduct of its business and operations; (iii) none of the Holt Companies has received notice that it is potentially responsible for costs of clean-up or remediation of any actual or imminently threatened
Release of Hazardous Substances pursuant to any Environmental Control
Statute; (iv) no real property owned or leased by any of the Holt Companies is in violation of any Environmental Laws and no Hazardous Substances are present on said real property in violation of applicable law; and (v) none of the Holt Companies has been identified in any litigation, administrative proceedings or investigation as a potentially responsible party for any liability under any Environmental Laws, where such liability could have a Material Adverse Effect.

     3.11. Solvency. Each of the Holt Companies is, and after giving effect to the transactions contemplated hereby, will be, Solvent. In determining solvency, each Holt Company shall be entitled to treat as an asset (in the form of receivables from the other Holt Companies) the contribution obligations of the other Holt Companies to the determining Holt Company in the event the determining Holt Company were to pay the entirety of Loans outstanding under this Agreement, provided, however each contribution obligation shall be net of a reserve for any doubt in the ability of the applicable contribution obligor to pay its contribution obligation.

     3.12. Subsidiaries, Etc. None of the Holt Companies has any
Subsidiaries, except as set forth in Schedule 1 hereto. Set forth in Schedule 1 hereto is a complete and correct list, as of the date of this Agreement, of all Investments held by the Holt Companies in any joint venture or other Person.

     3.13. Title to Properties, Leases. Each of the Holt Companies has good and marketable title to all assets and properties reflected as being owned by it in its financial statements as well as to all assets and properties acquired since said date (except property disposed of since said date in the ordinary course of business). Except for the Liens set forth in Schedule 1 hereto and any other Permitted Liens, there are no Liens on any of such assets or properties. Each of the Holt Companies has the right to, and does, enjoy peaceful and undisturbed possession under all material leases under which it is leasing property as a lessee. All such leases are valid, subsisting and in full force and effect, and none of such leases is in default, except where such default, either individually or in the aggregate, could not have a Material Adverse Effect.

     3.14. Public Utility Holding Company; Investment Company. None of the Holt Companies is a "public utility company" or a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended; or a "public utility" within the meaning of the Federal Power Act, as amended. Further, none of the Holt Companies is an "investment company" or an "affiliated person" of an "investment company" or a company "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

     3.15. Margin Stock. None of the Holt Companies is or will be engaged principally or as one of its important activities in the business of extending credit for the purpose of purchasing or carrying or trading in any margin stocks or margin securities (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System as amended from time to time). None of the Holt Companies will use or permit any proceeds of the Loans to be used, either directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying margin stocks or margin securities.


                                      -24-
Credit Agreement                                              February 25, 1999

     3.16. Use of Proceeds. The Holt Companies will use the proceeds of each Revolving Loan only for working capital financing, capital renovations to existing Vessels and other general corporate purposes. The proceeds of each Term Loan will be used only for repairs and improvements to the properties, real and personal, which were damaged principally as a consequence of Hurricane Georges which occurred in September 1998 and which are or are expected to be included in the Insurance Claims, as well as incremental working capital financing and other general corporate purposes arising therefrom.

     3.17. Year 2000 Problem. The Holt Companies are taking all action reasonably necessary to assess the risk that the computer applications they use in their business may be unable to properly perform date sensitive functions on or after January 1, 2000. Further, they are in the process of taking all remedial action reasonably necessary to avoid such risk and expect to timely complete such action. To their knowledge, no third party with which any of them has any material contractual relationship has identified any similar risk in its own computer applications which it is not addressing and which, if not properly addressed, would be likely to have a Material Adverse Effect.

     3.18. Disclosure Generally. The representations and statements made by each of the Holt Companies or on its behalf in connection with this credit facility and the Loans, including representations and statements in each of the Loan Documents, do not and will not contain any untrue statement of a material fact or omit to state a material fact or any fact necessary to make the representations made not materially misleading. No written information, exhibit, report, brochure or financial statement furnished by any of the Holt Companies to the Banks in connection with this credit facility, the Loans, or any Loan Document contains or will contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading.


                           4. Conditions Precedent

     4.1. All Loans. The obligation of each Bank to make any Loan (including but not limited to the first Loan hereunder after the date of this amended and restated Credit Agreement) and the obligation of First Union to issue any Letter of Credit are conditioned upon the following:

        (a) Documents.

           (i) Request for Advance. The Holt Companies shall have delivered and First Union shall have received a request for a Revolving Loan or Term Loan in such form as First Union may request from time to time.

           (ii) Insurance Claims. The Holt Companies shall have delivered and First Union shall have received certification by an executive officer of The Holt Group, with supporting schedules and detailed information satisfactory to First Union, that the aggregate amount of any Term Loans outstanding immediately following the making of the requested Term Loans will not be more than fifty percent (50%) of the aggregate amount of the then unpaid Insurance Claims.

           (iii) Permitted Indebtedness. The Holt Companies shall have delivered and First Union shall have received certification by an executive officer of The Holt Group, with supporting schedules and information satisfactory to First Union, the Revolving Loans or Term Loans requested will upon the making of such Loans by the Banks not cause The Holt Group to be breach of its agreements with respect to

                                      -25-
Credit Agreement                                              February 25, 1999

"permitted indebtedness" or "permitted liens" relating to the 9 3/4%
Notes issued by The Holt Group under an Indenture dated January 21, 1998, as such Indenture may be amended, modified or replaced from time to time.

           (iv) Other Documents. The Holt Companies shall have delivered and First Union shall have received such other certificates, opinions, documents, assurances, etc. as it may reasonably require or reasonably deem advisable in connection with the making of the requested Loans.

        (b) Covenants; Representations. The Holt Companies shall be in compliance with all covenants, agreements and conditions in each Loan Document and each representation and warranty contained in each Loan Document shall be true with the same effect as if such representation or warranty had been made on the date such Revolving Loan, Term Loan or Letter of Credit, as applicable, is made or issued.

        (c) Defaults. Immediately prior to and after giving effect to such transaction, no Event of Default or Potential Default shall exist.

        (d) Material Adverse Change. Since September 30, 1998, there shall not have been any Material Adverse Change with respect to the Holt Companies or any Subsidiary.

     4.2. Conditions to First Loan. In addition to the conditions to all Loans as provided in ss., the obligation of each Bank to make its first Loan under this amended and restated Credit Agreement is conditioned upon the following:

        (a) Articles, Bylaws. Each Bank shall have received copies of the Articles of Incorporation and Bylaws of each Holt Company certified by its Secretary or Assistant Secretary; together with a Certificate of Good Standing from any jurisdiction where the nature of its business or the ownership of its properties requires such qualification except where the failure to be so qualified would not have a Material Adverse Effect.

        (b) Evidence of Authorization. Each Bank shall have received copies certified by the Secretary or Assistant Secretary of each Holt Company of all corporate or other action taken by such Holt Company to authorize its execution and delivery and performance of the Loan Documents and to authorize the Loans, together with such other related papers as First Union shall reasonably require.

        (c) Legal Opinions. Each Bank shall have received a favorable written opinion in form and substance satisfactory to the Bank from Pepper Hamilton LLP, John A. Evans, Esq. and such other counsel as it shall deem necessary, as counsel for the Holt Companies, which shall be addressed to the Banks and be dated the date of the first Loan under this amended and restated Credit Agreement.

        (d) Incumbency. First Union, on behalf of the Banks, shall have received a certificate signed by the secretary or assistant secretary of each Holt Company, together with the true signature of the officer or officers authorized to execute and deliver the Loan Documents and certificates thereunder, upon which the Banks shall be entitled to rely conclusively until it shall have received a further certificate of the secretary or assistant secretary of such Holt Company amending the prior certificate and submitting the signature of the officer or officers named in the new certificate as being authorized to execute and deliver Loan Documents and certificates thereunder.

                                      -26-
Credit Agreement                                              February 25, 1999

        (e) Notes. Each Bank shall have received its Revolving Note and Term Note duly executed, completed and issued in accordance herewith.

        (f) Collateral Documents. First Union, on behalf of the Banks, shall have received (i) a First Preferred Ship Mortgage duly executed, completed and issued in accordance herewith pertaining to each seagoing vessel included in the Collateral each in form and substance acceptable to it, (ii) a Pledge Agreement duly executed, completed and delivered pledging all of the issued and outstanding shares of capital stock of NPR, Holding, NPR, Inc., NPR-Navieras and NPR S.A. together with the stock certificates being so pledged, (iii) a Security Agreement duly executed, completed and delivered pledging all of the Accounts and related General Intangible of each Holt Company and (iv) an Assignment of Insurance Claims duly executed, completed and delivered assigning to the Banks all rights of each Holt Company to receive payments under the described insurance policy.

        (g) Other Documents. First Union, on behalf of the Banks, shall have received all certificates, instruments, and other documents then required to be delivered pursuant to any Loan Documents, in each instance in form and substance reasonably satisfactory to it, together with each other Loan Document required hereunder.

        (h) Consents. The Holt Companies shall have provided to each Bank evidence satisfactory to it that all governmental, shareholder and third party consents and approvals necessary in connection with the transactions contemplated hereby have been obtained and remain in effect.

        (i) Fees, Expenses. The Holt Companies shall simultaneously pay or shall have paid all fees and expenses due hereunder or under any other Loan Document.

        (j) Financial Projections. The Holt Companies shall have provided to each Bank financial projections referred to in ss.3.5(b).


                            5. Affirmative Covenants

         The Holt Companies covenant and agree, individually and collectively, that from and after the date hereof and so long as the Aggregate Revolving Loan Commitment or Aggregate Term Loan Commitment is in effect or any Obligation remains unpaid or outstanding, they and each of them will and their subsidiaries will:

     5.1. Financial Statements and Reports. Furnish to the Banks the following financial information:

        (a) Annual Statements. No later than one hundred and twenty (120) days after the end of each Fiscal Year or such earlier date as the Holt Group, Inc. and its subsidiaries shall file their annual financial statements with the Securities and Exchange Commission, the consolidated and consolidating balance sheet (which consolidating balance sheets may be unaudited and prepared by management) of the Holt Group, Inc. and its subsidiaries as of the end of such year and the prior year in comparative form, and related statements of operations, shareholders' equity, and cash flows for the Fiscal Year and the prior Fiscal Year in comparative form. The financial statements shall be in reasonable detail with appropriate notes and be prepared in accordance with Generally Accepted Accounting Principles. The consolidated annual financial


                                      -27-
Credit Agreement                                              February 25, 1999
statements shall be certified (without any qualification or exception) by BDO Seidman LLP or such other independent certified public accountants of nationally recognized standing reasonably acceptable to First Union. Such financial statements shall be accompanied by a report of such independent certified public accountants stating that, in the opinion of such accountants, such financial statements present fairly, in all material respects, the financial position, and the results of operations and the cash flows of the Holt Group, Inc. and its subsidiaries for the period then ended in conformity with Generally Accepted Accounting Principles, except for inconsistencies resulting from changes in accounting principles and methods agreed to by such accountants and specified in such report, and that, in the case of such financial statements, the examination by such accountants of such financial statements has been made in accordance with generally accepted auditing standards and accordingly included examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and assessing the accounting principles used and significant estimates made, as well as evaluating the overall financial statement presentation. In addition to the annual financial statements, the Holt Companies shall, promptly upon receipt thereof, furnish to the Banks copies of each other report submitted to its board of directors by its independent accountants in connection with any annual, interim or special audit made by them of the financial records of the Holt Group, Inc. and its subsidiaries.

        (b) Quarterly Statements. No later than sixty (60) days after the end of each Fiscal Quarter of each Fiscal Year or such earlier date as the Holt Group, Inc. and its subsidiaries shall file their quarterly financial statements with the Securities and Exchange Commission, the consolidated and consolidating balance sheet (which consolidating balance sheets may be unaudited and prepared by management) and related consolidated and consolidating statements of operations, shareholders' equity and cash flows of the Holt Group, Inc. and its subsidiaries for such quarterly period and for the period from the beginning of such fiscal year to the end of such Fiscal Quarter and a corresponding financial statement for the same periods in the preceding Fiscal Year certified by the chief financial officer of the Holt Group, Inc. and its subsidiaries as having been prepared in accordance with Generally Accepted Accounting Principles (subject to changes resulting from audits and year-end adjustments).

        (c) Compliance Certificate. Simultaneously with the delivery of the financial statements referred to in clauses (a) and (b) of this Section, a Compliance Certificate signed by the chief financial officer of the Holt Group, Inc. and its subsidiaries.

        (d) ERISA. All reports and forms filed with respect to all Plans, except as filed in the normal course of business and that would not result in an adverse action to be taken under ERISA, and details of related information of a Reportable Event, promptly following each filing.

        (e) Material Changes. Notification to First Union, and each other Bank, of any litigation, administrative proceeding, investigation, business development, or change in financial condition which could reasonably have a Material Adverse Effect, promptly following its discovery.

        (f) Summary Annual Budget. Within one hundred twenty (120) calendar days after the end of each Fiscal Year, a budget for the then current Fiscal Year setting forth in reasonably detail at least by Fiscal Quarters projected profit or loss, resulting balance sheets, cash flows and anticipated Loans under this credit facility.

        (g) Other Information. Promptly, upon request by First Union or each other Bank, from time to time (which may be on a monthly or other basis), the Holt Companies shall provide such other information and reports regarding


                                      -28-
Credit Agreement                                              February 25, 1999
its operations, business affairs, prospects and financial condition as the Banks may reasonably request.

     5.2. Corporate Existence. Preserve their, and cause their Subsidiaries to preserve their, corporate existence and all material franchises, licenses, patents, copyrights, trademarks and trade names consistent with good business practice; and maintain, keep, and preserve all of their properties (tangible and intangible) necessary or useful in the conduct of their businesses in good working order and condition, ordinary wear and tear excepted.

     5.3. ERISA. Comply in all material respects with the provisions of ERISA to the extent applicable to any Plan maintained for the employees of the Holt Companies or any ERISA Affiliate; do or cause to be done all such acts and things that are required to maintain the qualified status of each Plan and tax exempt status of each trust forming part of such Plan; not incur any material accumulated funding deficiency (within the meaning of ERISA and the regulations promulgated thereunder), or any material liability to the PBGC (as established by ERISA); not permit any event to occur as described in ss.4042 of ERISA or which may result in the imposition of a lien on their properties or assets; notify the Banks in writing promptly after it has come to the attention of senior management of the Holt Companies of the assertion or threat of any "reportable event" or other event described in ss.4042 of ERISA (relating to the soundness of a Plan) or the PBGC's ability to assert a material liability against it or impose a lien on their, or any ERISA Affiliates' properties or assets; and refrain from engaging in any Prohibited Transactions or actions causing possible liability under ss.5.02 of ERISA.

     5.4. Compliance with Regulations. Comply, and cause their Subsidiaries to comply, in all material respects with all Regulations applicable to their businesses, the noncompliance with which reasonably could have a Material Adverse Effect.

     5.5. Conduct of Business; Permits and Approvals, Compliance with Laws. Continue to engage, and cause their Subsidiaries to continue to engage, in an efficient and economical manner in businesses substantially the same as conducted by them on the date of this Agreement; maintain, and cause their Subsidiaries to maintain, in full force and effect, its and their franchises, and all licenses, patents, trademarks, trade names, contracts, permits, approvals and other rights necessary to the profitable conduct of their businesses.

     5.6. Maintenance of Insurance. Keep and maintain, and cause their Subsidiaries to keep and maintain, all of its and their property and assets covered by insurance with reputable and financially sound insurance companies against such hazards and in such amounts as is customary in the industry, under policies requiring the insurer to furnish thirty (30) days' prior notice to the Bank and opportunity to cure any non- payment of premiums prior to termination of coverage; and furnish the Bank with certificates of such insurance and cause the Bank to be named as an additional insured and the loss payee thereof with respect to the Collateral, as its interest may appear.

     5.7. Payment of Debt; Payment of Taxes, Etc. Where the amount involved exceeds $1,000,000 or where the non-payment or non-discharge would otherwise have a Material Adverse Effect on the Holt Companies or any of their Subsidiaries, or any of their assets: promptly pay and discharge, and cause their Subsidiaries to promptly pay and discharge, (a) all of their Debt in accordance with the terms thereof; (b) all taxes, assessments, and governmental charges or levies imposed upon them or upon their income and profits, upon any


                                      -29-
Credit Agreement                                              February 25, 1999
of their property, real, personal or mixed, or upon any part thereof, before the same shall become in default; (c) all lawful claims for labor, materials and supplies or otherwise, which, if unpaid, might become a lien or charge upon such property or any part thereof; provided, however, that so long as the Holt Companies first notifies First Union of their intention to do so, the Holt Companies or their Subsidiaries shall not be required to pay and discharge any such Debt, tax, assessment, charge, levy or claim so long as the failure to so pay or discharge does not constitute or result in an Event of Default or a Potential Default hereunder and so long as no foreclosure or other similar proceedings shall have been commenced against any property or any part thereof and so long as the validity thereof shall be contested in good faith by appropriate proceedings diligently pursued and they shall have set aside on their consolidated books adequate reserves with respect thereto.

     5.8. Notice of Events. Promptly upon discovery of any of the following events, the Holt Companies shall provide telephone notice to the Banks (confirmed within three (3) calendar days by written notice), describing the event and all action the Holt Companies proposes to take with respect thereto:

        (a) an Event of Default or Potential Default under this Agreement or any other Loan Document;

        (b) any default or event of default under a contract or contracts and the default or event of default involves payments by the Holt Companies in an aggregate amount equal to or in excess of $1,000,000;

        (c) a default or event of default under or as defined in any evidence of or agreements for Indebtedness for Borrowed Money under which any Holt Company's or its Subsidiaries' liability is equal to or in excess of $1,000,000, singularly or in the aggregate, whether or not an event of default thereunder has been declared by any party to such agreement or any event which, upon the lapse of time or the giving of notice or both, would become an event of default under any such agreement or instrument or would permit any party to any such instrument or agreement to terminate or suspend any commitment to lend to the Holt Companies or their Subsidiaries or to declare or to cause any such indebtedness to be accelerated or payable before it would otherwise be due;

        (d) the institution of, any material adverse determination in, or the entry of any default judgment or order or stipulated judgment or order in, any suit, action, arbitration, administrative proceeding, criminal prosecution or governmental investigation against the Holt Companies or their Subsidiaries in which the amount in controversy is in excess of $1,000,000, singularly or in the aggregate; or

        (e) any change in the ability of the Holt Companies, or the ability of any third party contemplated in ss.3.17 and ss.5.15, to timely address a Year 2000 Problem which could have a Material Adverse Effect as well as any change in either the process toward resolution or the purported completed resolution of any such Year 2000 Problem; or

        (f) any change in any Regulation, including, without limitation, changes in tax laws and regulations, which would have a Material Adverse Effect on the Holt Companies or any of their Subsidiaries.

     5.9. Inspection Rights. During regular business hours and then as often as reasonably requested of the Holt Companies, permit First Union, or any authorized officer, employee, agent, or representative of First Union to examine and make abstracts from the records and books of account of the Holt Companies and their Subsidiaries, wherever located, and to visit the properties of the


                                      -30-
Credit Agreement                                              February 25, 1999

Holt Companies and their Subsidiaries; and to discuss the affairs, finances, and accounts of the Holt Companies and their Subsidiaries with The Holt Group, Inc.'s chief executive officer, any executive vice president, its chief financial officer, treasurer, controller or (with prior written notice to any of the listed officers) independent accountants.

     5.10. Generally Accepted Accounting Principles. Maintain books and records at all times in accordance with Generally Accepted Accounting Principles.

     5.11. Compliance with Material Contracts. The Holt Companies and their Subsidiaries will comply in all material respects with all obligations, terms, conditions and covenants, as applicable, in all Debt of the Holt Companies or their Subsidiaries and all instruments and agreements related thereto, and all other instruments and agreements to which any of them is a party or by which any of them is bound or any of their properties is affected and in respect of which the failure to comply reasonably could have a Material Adverse Effect.

     5.12. Use of Proceeds. The Holt Companies will use the proceeds of each Revolving Loan only for working capital financing, capital repairs, retrofitting and/or maintenance, to existing Vessels and other general corporate purposes. The proceeds of each Term Loan will be used only for repairs and improvements to the properties, real and personal, which were damaged principally as a consequence of Hurricane Georges which occurred in September 1998 and which are or are expected to be included in the Insurance Claims, as well as incremental working capital financing and other general corporate purposes arising therefrom.

     5.13. Further Assurances. Do such further acts and things and execute and deliver to the Banks such additional assignments, agreements, powers and instruments, as any Bank may reasonably require or reasonably deem advisable to carry into affect the purposes of this Agreement or to better assure and confirm unto each Bank its rights, powers and remedies hereunder.

     5.14. Restrictive Covenants in Other Agreements. In the event that any Holt Company shall enter into or otherwise become subject to or suffer to exist any agreement pertaining to Debt which contains financial covenants or restrictions that are more restrictive on it than the covenants and restrictions contained in this Agreement, each and every such financial covenant and restriction shall be deemed incorporated herein by reference as fully as if set forth herein. Said financial covenant or restriction shall continue in effect for so long as the agreement containing said financial covenant or restriction shall remain in effect, provided however, said agreement may be amended to change any said financial covenant or restriction so long as the purpose of said amendment is not to eliminate or avoid an event of default or to a potential default thereunder. If and to the extent that any such financial covenant or restriction shall be inconsistent with or otherwise be in conflict with any covenant or restriction set forth herein (other than by reason of its being more restrictive), the covenant or restriction contained in this Agreement shall govern.

     5.15. Year 2000 Program. The Holt Companies will use their best efforts to continue to assess the risk that the computer applications they use in their business may be unable to properly perform date sensitive functions on or after January 1, 2000 and will promptly take all remedial action reasonably necessary to avoid such risk. Further, it will continue to monitor Year 2000 Problems pertaining to third parties with whom it has material contractual relationships which problems, if not properly addressed, could have a Material Adverse Effect.

     5.16. Subsidiaries. In the event that any Holt Company shall create or acquire any Subsidiary after the date hereof, such Subsidiary shall become a party to this Agreement and be subject to all terms and conditions hereof.


                                      -31-
Credit Agreement                                              February 25, 1999

                              6. Negative Covenants

     The Holt Companies covenant and agree, individually and collectively, that from and after the date hereof and so long as the Aggregate Revolving Loan Commitment or Aggregate Term Loan Commitment is in effect or any Obligation remains unpaid or outstanding, they and each of them will not and will not permit their Subsidiaries to:

     6.1. Consolidation and Merger. (a) Dissolve, (b) adopt or enter into any plan or agreement of liquidation, or (c) merge or consolidate with or into any corporation or acquire all or substantially all of the assets of any Person, unless the surviving entity is a Holt Company.

     6.2. Liens. Create, assume or permit to exist any Lien on any of their properties or assets, whether now owned or hereafter acquired, or upon any income or profits therefrom, except Permitted Liens.

     6.3. Guarantees. Except as set forth in Schedule 1 hereto, guarantee or otherwise in any way become or be responsible for indebtedness or obligations (including working capital maintenance, take-or- pay contracts) of any other Person, contingently or otherwise, in any amounts that would exceed in the aggregate the sum of (a) $5,000,000 and (b) the amount of all guarantees in existence at the date hereof and set forth in Schedule 1 hereto (including replacements or refinancings of the underlying obligations). In the event any obligation which was the subject of a guarantee as contemplated by clause (b) shall be terminated, the amount of said guarantee shall cease to be included in clause (b).

     6.4. Margin Stock. Use or permit any proceeds of the Loans to be used, either directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying margin stock within the meaning of Regulation U of The Board of Governors of the Federal Reserve System, as amended from time to time.

     6.5. Acquisitions and Investments. Except as permitted in ss.ss. 6.1 and 6.10, purchase or otherwise acquire (including without limitation by way of share exchange) any part or amount of the capital stock or assets of, or make any Investments in any other Person; or enter into any new business activities or ventures not directly related to their present businesses; or create any Subsidiary, except (a) they may acquire and hold stock, obligations or securities received in settlement of debts (created in the ordinary course of business) owing to them, and (b) they may make and own (i) Investments in certificates of deposit or time deposits having maturities in each case not exceeding one year from the date of issuance thereof and issued by a Bank, or any FDIC-insured commercial bank incorporated in the United States or any state thereof having a combined capital and surplus of not less than $150,000,000,
(ii) Investments in marketable direct obligations issued or unconditionally guaranteed by the United States of America, any agency thereof, or backed by the full faith and credit of the United States of America, in each case maturing within one year from the date of issuance or acquisition thereof, (iii) Investments in commercial paper issued by a corporation incorporated in the United States or any State thereof maturing no more than one year from the date of issuance thereof and, at the time of acquisition, having a rating of A-1 (or better) by Standard & Poor's Corporation or P-1 (or better) by Moody's Investors Service, Inc., and (iv) Investments in money market mutual funds all of the assets of which are invested in cash or investments described in the immediately preceding clauses (i), (ii) and (iii).



                                      -32-
Credit Agreement                                              February 25, 1999

     6.6. Transfer of Assets; Nature of Business. Sell, transfer, assign or otherwise dispose of any of their assets unless such sale or disposition shall be in the ordinary course of their businesses for value received; or discontinue or liquidate in any material respect any substantial part of their operations or business.

     6.7. Restricted Payments.

        (a) Make or pay any redemptions, repurchases, dividends or distributions of any kind with respect to the capital stock of The Holt Group, Inc., or make or pay any advances to any holder of the capital stock of The Holt Group, Inc. except that as long as no Event of Default or Potential Default shall be in existence, The Holt Group, Inc. may (i) pay dividends or make distributions in any Fiscal Year ending after December 31, 1997, up to but not exceeding, in the aggregate, an amount which is fifty percent (50%) of net income for the immediately preceding Fiscal Year in the case of each Fiscal Year ending after December 31, 1997 and (ii) make advances during any Fiscal Year in anticipation of dividends or distributions for such Fiscal Year up to but not exceeding in the aggregate, an amount which is fifty percent (50%) of net income for such Fiscal Year measured on a quarterly basis, provided that all such advances shall be repaid in full on or before April 1 on the next succeeding Fiscal Year.

        (b) Other than as provided in Section 6.7(a) above, make any repayment or advance any monies to any Subsidiary or Affiliate or any officer or director of any Subsidiary or Affiliate in respect of intercompany obligations, except that as long as no Event of Default or Potential Default shall be in existence repayments or advances may be made to any Subsidiary or Affiliate in the ordinary course of the business of the applicable Holt Company other than Riverfront or any Subsidiary or Affiliate created or acquired after November 17, 1998.

     6.8. Accounting Change. Make or permit any change in financial accounting policies or financial reporting practices, except as required by Generally Accepted Accounting Principles or regulations of the Securities and Exchange Commission, if applicable.

     6.9. Transactions with Affiliates. Enter into or suffer to exist any contract, agreement, arrangement or transaction with any Affiliate (an "Affiliate Transaction"), or any series of related Affiliate Transactions (other than Exempted Affiliate Transactions), (i) unless it is determined that the terms of such Affiliate Transaction are fair and reasonable to the applicable Holt Company, and no less favorable to such company, than could have been obtained in an arm's length transaction with a non-Affiliate, (ii) if involving consideration to either party in excess of $1,000,000 unless such Affiliate Transaction(s) is the subject of an officers' certificate addressed and delivered to each Bank certifying that such Affiliate Transaction (or Transactions) has been approved by a majority of the members of the board of directors that are disinterested in such transaction and (iii) if involving consideration to either party in excess of $10,000,000, unless, in addition, the applicable Holt Company, prior to the consummation thereof, obtains a written favorable opinion as to the fairness of such transaction to such company from a financial point of view from an independent investment banking firm of national reputation or, if pertaining to a matter for which such investment banking firms do not customarily render such opinions, an appraisal or valuation firm of national reputation; provided, however, that clause (iii) of this ss.6.9 also shall be applicable to any Affiliate Transaction involving consideration to either party in excess of $5,000,000 but equal to or less than $10,000,000 unless such Affiliate Transaction is only with an Affiliate (x) engaged in business substantially similar and related to the business then conducted by the Holt Companies (as permitted under this Agreement) and (y) such Affiliate

Credit Agreement                                              February 25, 1999

Transaction is entered into in the ordinary course of business for purposes customary in the Holt Companies' industry.

     6.10. Indebtedness. Create, enter into or allow to exist any Indebtedness for Borrowed Money of the Holt Companies or any of their Subsidiaries except (i) the Loans hereunder and the Letters of Credit issued pursuant hereto, (ii) indebtedness in existence at the date hereof and listed in Schedule 1 hereto, and refinancing and substitutions thereof, (iii) Capitalized Lease Obligations and/or purchase money security interests limited to assets leased, purchased, or financed, the aggregate unpaid balance of which shall not at any time exceed the sum of (a) $10,000,000 and (b) the unpaid amount of all such items in existence at the date hereof and set forth in Schedule 1 hereto, (iv) performance bonds which shall not exceed $1,000,000 in the aggregate outstanding at any time, (v) indebtedness by and among the Holt Companies and (vi) operating leases entered into after the date hereof, provided that, the aggregate payments under operating leases which have terms of more than one year shall not at any time exceed $1,250,000.


                             7. Financial Covenants

     The Holt Companies covenant and agree, individually and collectively, that from and after the date hereof and so long as the Aggregate Revolving Loan Commitment or the Aggregate Term Loan Commitment is in effect or any Obligation remains unpaid or outstanding. Riverfront shall be excluded from the following.

     7.1. Minimum Adjusted Net Worth. Adjusted Net Worth will not at any time be less than the sum of (i) $51,000,000 plus (ii) fifty percent (50%) of Adjusted Net Income for each Fiscal Quarter ending after June 30, 1998 without deduction for any net losses. In the event the sum of the amounts determined in accordance with clause (ii) above on a Fiscal Quarter basis shall exceed fifty percent (50%) of Adjusted Net Income for the Fiscal Year of which said Fiscal Quarters are a part, minimum Adjusted Net Worth shall be reduced by the amount of such excess effective on the date the financial statements required pursuant to ss. shall have been received by the Banks. At all times prior to any such date(s), minimum Adjusted Net Worth shall include the amounts determined in accordance with clause (ii) without reduction.

     7.2. Maximum Adjusted Funded Debt to Adjusted EBITDA. The ratio of Adjusted Funded Debt to Adjusted EBITDA shall not exceed the following:

                           Date                          Ratio
                  Through December 31, 1998              5.75:1
                  January 1-March 31, 1999               5.25:1
                  April 1-June 30, 1999                  5.00:1
                  July 1-September 30, 1999              4.75:1
                  October 1-December 31, 1999            4.50:1
                  January 1-March 31, 2000               4.00:1
                  April 1-June 30, 2000                  3.75:1
                  July 1-September 30, 2000              3.50:1
                  October 1, 2000 and thereafter         3.25:1



                                      -34-
Credit Agreement                                              February 25, 1999

This ratio shall be calculated as the end of each Fiscal Quarter and shall be for the four (4) most recently ended consecutive Fiscal Quarters. Adjusted EBITDA for Fiscal Year 1998 shall be calculated by multiplying the sum of Adjusted EBITDA for the Fiscal Quarters ended March 31, 1998 and June 30, 1998 times two, and as soon as information for the Fiscal Quarter ended September 30, 1998 is released by multiplying the sum of Adjusted EBITDA for the Fiscal Quarters ended March 31, 1998, June 30, 1998 and September 30, 1998 times 1.33.

     7.3. Minimum Fixed Charge Coverage Ratio. The ratio of Adjusted EBITDA to Fixed Charges will not at any time be less than the following:

                           Date                          Ratio
                  Through June 29, 1999                  1.10:1
                  June 30, 1999 and thereafter           1.25:1

This ratio shall be calculated as the end of each Fiscal Quarter and shall be for the four (4) most recently ended consecutive Fiscal Quarters. Adjusted EBITDA for Fiscal Year 1998 shall be calculated by multiplying the sum of Adjusted EBITDA for the Fiscal Quarters ended March 31, 1998 and June 30, 1998 times two, and as soon as information for the Fiscal Quarter ended September 30, 1998 is released by multiplying the sum of Adjusted EBITDA for the Fiscal Quarters ended March 31, 1998, June 30, 1998 and September 30, 1998 times 1.33.

     7.4. Minimum Interest Coverage. The ratio of Adjusted EBIT to Interest Expense will not be less than the following:

                           Date                         Ratio
                  Through September 30, 1999            1.50:1
                  December 31, 1999 and thereafter      2.00:1

This ratio shall be calculated as the end of each Fiscal Quarter and shall be for the four (4) most recently ended consecutive Fiscal Quarters. For Fiscal Year 1998, this ratio shall be calculated by multiplying the sum of Adjusted EBIT and Interest Expense, respectively, for the Fiscal Quarters ended March 31, 1998 and June 30, 1998 times two, and as soon as information for the Fiscal Quarter ended September 30, 1998 is released by multiplying the sum of Adjusted EBIT for the Fiscal Quarters ended March 31, 1998, June 30, 1998 and September 30, 1998 times 1.33.

     7.5. Minimum Annualized Adjusted EBITDA. Annualized Adjusted EBITDA will not be less than the following:

                           Date                          Adjusted EBITDA
                  Through September 30, 1999             $45,000,000
                  December 31, 1999 and thereafter       $55,000,000

This amount shall be calculated as the end of each Fiscal Quarter and shall be for the four (4) most recently ended consecutive Fiscal Quarters. Annualized Adjusted EBITDA for Fiscal Year 1998 shall be calculated by multiplying the sum of Adjusted EBITDA for the Fiscal Quarters ended March 31, 1998 and June 30, 1998 times two, and as soon as information for the Fiscal Quarter ended September 30, 1998 is released by multiplying the sum of Adjusted EBITDA for the Fiscal Quarters ended March 31, 1998, June 30, 1998 and September 30, 1998 times 1.33.



                                      -35-
Credit Agreement                                              February 25, 1999

     7.6. Term Loan Borrowing Base. The aggregate principal amount of Term Loans outstanding shall not at any time exceed the Term Loan Borrowing Base or the Aggregate Term Loan Commitment, which ever is less, provided, however, that this covenant shall not be deemed breached if, at the time such aggregate amount exceeds said level, within three Business Days after any Holt Company first has knowledge of such excess, a prepayment of Term Loans shall be made in an amount sufficient to assure continued compliance with this covenant in the future.


                                   8. Default

     8.1. Events of Default. The Holt Companies shall be in default if any one or more of the following events (each an "Event of Default") occurs:

        (a) Payments. The Holt Companies fail to pay any principal of or interest on any Note when due and payable (whether at maturity, by acceleration or otherwise) or fail to pay when it is due and payable the administrative fee payable to First Union, or any amount payable under any Loan Document, and such failure shall continue for a period of five days or more.

        (b) Covenants. The Holt Companies fail to observe or perform (1) any term, condition or covenant set forth in ss.ss.5.2 (with respect to corporate existence only), 5.6 and 5.15; and all sections of Articles 6 and 7 of this Agreement, as and when required, or (2) any term, condition or covenant contained in this Agreement or any other Loan Document other than as set forth in (1) above, as and when required and such failure shall continue for a period of thirty (30) days or more.

        (c) Representations, Warranties. Any representation or warranty made or deemed to be made by the Holt Companies herein or in any Loan Document or in any exhibit, schedule, report or certificate delivered pursuant hereto or thereto shall prove to have been false, misleading or incorrect in any material respect when made or deemed to have been made.

        (d) Bankruptcy. Any Holt Company or any Subsidiary of any Holt Company is dissolved or liquidated, makes an assignment for the benefit of creditors, files a petition in bankruptcy, is adjudicated insolvent or bankrupt, petitions or applies to any tribunal for any receiver or trustee, commences any proceeding relating to itself under any bankruptcy, reorganization, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, has commenced against it any such proceeding which remains undismissed for a period of sixty (60) days, or indicates its consent to, approval of or acquiescence in any such proceeding, or any receiver of or trustee for any Holt Company or any Subsidiary of any Holt Company or any substantial part of the property of any Holt Company or any Subsidiary of any Holt Company is appointed, or if any such receivership or trusteeship to continues undischarged for a period of sixty (60) days.

        (e) Certain Other Defaults. Any Holt Company or any Subsidiary of any Holt Company shall fail to pay when due any Indebtedness for Borrowed Money, which singularly or in the aggregate exceeds $1,000,000, and such failure shall continue beyond any applicable cure period, or any the Holt Company or any Subsidiary of any Holt Company shall suffer to exist any default or event of default in the performance or observance, subject to any applicable grace period, of any agreement, term, condition or covenant with



                                      -36-
Credit Agreement                                              February 25, 1999
        respect to any agreement or document relating to Indebtedness for Borrowed Money if the effect of such default is to permit, with the giving of notice or passage of time or both, the holders thereof, or any trustee or agent for said holders, to terminate or suspend any commitment (which is equal to or in excess of $1,000,000) to lend money or to cause or declare any portion of any borrowings thereunder to become due and payable prior to the date on which it would otherwise be due and payable, provided that during any applicable cure period the Bank's obligations hereunder to make further Loans shall be suspended.

        (f) Judgments. Any judgments against any Holt Company or any Subsidiary of any Holt Company or against their assets or property for amounts in excess of $1,000,000 in the aggregate remain unpaid, unstayed on appeal, undischarged, unbonded and undismissed for a period of thirty (30) days.

        (g) Attachments. Any assets of any Holt Company or any Subsidiary of any Holt Company shall be subject to attachments, levies, or garnishments for amounts in excess of $1,000,000 in the aggregate which have not been dissolved or satisfied within thirty (30) days after service of notice thereof to the Holt Company or any Subsidiary.

        (h) ERISA. Excluding any liability related to withdrawal from Port Elizabeth as disclosed on Schedule 1, any Reportable Event or any other fact or circumstance which the Bank in good faith determines constitutes ground for the termination of any employee benefit plan maintained for employees of any Holt Company or any ERISA Affiliate and covered by Title IV of ERISA or grounds for the appointment by an appropriate United States District Court of a trustee to administer any such plan, shall have occurred and be continuing for five days, or any such plan shall be terminated within the meaning of such Title IV, or a trustee shall be appointed by the appropriate United States District Court to administer such plan or the Pension Benefit Guaranty Corporation shall institute proceedings to terminate any such plan or to appoint a trustee to administer such plan, if upon the termination of the plan or plans with respect to which any of the foregoing events shall have occurred there is or would be, in the reasonable judgment of the Bank, a material resultant liability of the Holt Companies or any ERISA Affiliate.

        (i) Security Interests. Any security interest created pursuant to any Loan Document shall cease to be in full force and effect, or shall cease in any material respect to give First Union the Liens, rights, powers and privileges purported to be created thereby (including, without limitation, a perfected security interest in, and Lien on, all of the Collateral), superior to and prior to the rights of all third Persons, and subject to no other Liens.

        (j) Material Adverse Change. There occurs any Material Adverse Change.

        (k) Change in Control. Thomas J. Holt, Sr., together with any family trusts created by him and members of his immediate family, shall cease to be (of record and beneficially) the owner of at least an aggregate of 51% of the issued and outstanding voting and capital stock of The Holt Group, Inc.

THEN and in every such event other than those specified in clause (d) above, First Union may, in its sole discretion, or at the written request of the Required Banks shall, terminate the Aggregate Revolving Loan Commitment, terminate the Aggregate Term Loan Commitment, and declare the Notes (Revolving Notes and Term Notes) together with accrued interest thereon and all other amounts payable under any Loan Document to be, and the same shall thereupon


                                      -37-
Credit Agreement                                              February 25, 1999
become, due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Holt Companies. Upon the occurrence of any event specified in clause (d) above, the Aggregate Revolving Loan Commitment and the Aggregate Term Loan Commitment shall automatically terminate and the Notes (Revolving Notes and Term Notes) together with accrued interest thereon and all other amounts payable under any Loan Document shall immediately be due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Holt Companies. From and after the date an Event of Default shall have occurred and for so long as any Event of Default shall be continuing, the Loans (Revolving Loans and Term Loans) shall bear interest at the Default Rate. Upon the occurrence of an Event of Default, in addition to the rights set forth above, First Union shall have the immediate right to enforce or realize on any collateral security granted to it in any manner or order it deems expedient without regard to any equitable principles of marshaling or otherwise. In addition to any rights granted hereunder or in any of the other Loan Documents, First Union and each Bank shall have all the rights and remedies granted by applicable law, all of which shall be cumulative in nature.


                                  9. Collateral

     9.1. Collateral.

          (i) Revolving Loans. Except as otherwise specifically set forth herein or in any other Loan Document, any and all Revolving Loans and Letters of Credit made and outstanding and their repayment at all times shall be secured by a first priority, perfected, security interest in certain assets owned by one or more of the Holt Companies as listed and described in Schedule 2 attached hereto under the caption "Revolving Loans".

          (ii) Term Loans. Except as otherwise specifically set forth herein or in any other Loan Document, any and all Term Loans made and outstanding and their repayment at all times shall be secured by a first priority, perfected, security interest in certain assets owned by one or more of the Holt Companies as listed and described in Schedule 2 attached hereto under the caption "Term Loans".

     9.2. Release of Collateral.

          (i) Revolving Loans. Upon the payment in full of the entire principal balance of all Revolving Loans and Letters of Credit and any interest, fees and other amounts payable under all Loan Documents, and the termination of the Aggregate Revolving Loan Commitment, First Union shall release the lien and security interest it holds in assets owned by one or more of the Holt Companies as listed and described in Schedule 2 attached hereto under the caption "Revolving Loans", and do such things as are reasonably requested by the Holt Companies to effect such release.

          (ii) Term Loans. Upon the payment in full of the entire principal balance of all Term Loans and any interest, fees and other amounts payable under all Loan Documents, and the termination of the Aggregate Term Loan Commitment, First Union shall release the lien and security interest it holds in assets owned by one or more of the Holt Companies as listed and described in Schedule 2 attached hereto under the caption "Term Loans", and do such things as are reasonably requested by the Holt Companies to effect such release.


                                      -38-
Credit Agreement                                              February 25, 1999

                                    10. Agent

     10.1. Appointment and Authorization. Each Bank hereby irrevocably appoints and authorizes First Union, as Agent hereunder and as collateral agent and security trustee with respect to the First Preferred Ship Mortgages and any other Collateral, to take such action on its behalf and to exercise such powers under this Agreement and the Loan Documents as are specifically delegated to it as Agent by the terms hereof or thereof, together with such other powers as are reasonably incidental thereto. The relationship between First Union and each Bank has no fiduciary aspects, and First Union's duties as Agent hereunder are acknowledged to be only ministerial and not involving the exercise of discretion on its part. Nothing in this Agreement or any Loan Document shall be construed to impose on First Union any duties or responsibilities other than those for which express provision is made herein or therein. In performing its duties and functions under this Article 10, First Union does not assume and shall not be deemed to have assumed, and hereby expressly disclaims, any obligation with or for any Holt Company. As to matters not expressly provided for in this Agreement or any Loan Document, First Union shall not be required to exercise any discretion or to take any action or communicate any notice, but shall be fully protected in so acting or refraining from acting upon the instructions of the Required Banks and their respective successors and assigns; provided, however, that in no event shall First Union be required to take any action which exposes it to individual liability or which is contrary to this Agreement, any Loan Document or applicable law, and First Union shall be fully justified in failing or refusing to take any action hereunder unless it shall first be specifically indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or omitting to take any such action. If an indemnity furnished to First Union for any purpose shall, in its reasonable opinion, be insufficient or become impaired, First Union may call for additional indemnity from the Banks and not commence or cease to do the acts for which such indemnity is requested until such additional indemnity is furnished.

     10.2. Duties and Obligations. In performing its functions and duties hereunder on behalf of the Banks, First Union shall exercise the same care and skill as it would exercise in dealing with loans for its own account. Neither First Union nor any of its directors, officers, employees or other agents shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or any Loan Document except for its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, First Union (a) may consult with legal counsel and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith and in accordance with the advice of such experts; (b) makes no representation or warranty to any Bank as to, and shall not be responsible to any Bank for, any recital, statement, representation or warranty made in or in connection with this Agreement, any Loan Document or in any written or oral statement (including a financial or other such statement), instrument or other document delivered in connection herewith or therewith or furnished to any Bank by or on behalf of any Holt Company; (c) shall have no duty to ascertain or inquire into any Holt Company's performance or observance of any of the covenants or conditions contained herein or to inspect any of the property (including the books and records) of any Holt Company or inquire into the use of the proceeds of the Loans or (unless the officers of First Union active in their capacity as officers of First Union on the Holt Companies' account have actual knowledge thereof or have been notified in writing thereof) to inquire into the existence or possible existence of any Event of Default or Potential Default; (d) shall not be responsible to any Bank for the due execution, legality, validity, enforceability, effectiveness, genuineness, sufficiency, collectability or value of this Agreement or any other Loan Document or any instrument or document executed or issued pursuant hereto or in connection herewith, except to the extent that such may be dependent on the due authorization and execution by First Union itself; (e) except as expressly


                                      -39-
Credit Agreement                                              February 25, 1999
provided herein in respect of information and data furnished to First Union for distribution to the Banks, shall have no duty or responsibility, either initially or on a continuing basis, to provide to any Bank any credit or other information with respect to any Holt Company, whether coming into its possession before the making of the Loans or at any time or times thereafter; and (f) shall incur no liability under or in respect of this Agreement or any other Loan Document for, and shall be entitled to rely and act upon, any notice, consent, certificate or other instrument or writing (which may be by facsimile (telecopier), telegram, cable, or other electronic means) believed by it to be genuine and correct and to have been signed or sent by the proper party or parties.

     10.3. First Union as a Bank. With respect to its Revolving Loan Commitment and the Loans made and to be made by it, First Union shall have the same rights and powers under this Agreement and all other Loan Documents as the other Banks and may exercise the same as if it were not the Agent. The terms "Bank" and "Banks" as used herein shall, unless otherwise expressly indicated, include First Union in its individual capacity. First Union and any successor Agent which is a commercial bank, and their respective affiliates, may accept deposits from, lend money to, act as trustee under indentures of and generally engage in any kind of business with, any Holt Company and its affiliates from time to time, all as if such entity were not the Agent hereunder and without any duty to account therefor to any Bank.

     10.4. Independent Credit Decisions. Each Bank acknowledges to First Union that it has, independently and without reliance upon First Union or any other Bank, and based upon such documents and information as it has deemed appropriate, made its own independent credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently or through other advisers and representatives but without reliance upon First Union or any other Bank, and based upon such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or refraining from taking any action under this Agreement or any Loan Document.

     10.5. Indemnification. The Banks agree to indemnify First Union (to the extent not previously reimbursed by the Holt Companies or any Holt Company), ratably in proportion to each Bank's Commitment Percentage, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against First Union in its capacity as Agent in any way relating to or arising out of this Agreement or any Loan Document or any action taken or omitted to be taken by First Union in its capacity as Agent hereunder or under any Loan Document; provided that none of the Banks shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from First Union's gross negligence or willful misconduct. Without limiting the generality of the foregoing, each Bank agrees to reimburse First Union, promptly on demand, for such Bank's ratable share (based upon the aforesaid apportionment) of any out-of-pocket expenses (including counsel fees and disbursements) incurred by First Union in connection with the preparation, execution, administration or enforcement of, or the preservation of any rights under, this Agreement and the Loan Documents to the extent that First Union is not reimbursed for such expenses by the Holt Companies or any Holt Company.

     10.6. Successor Agent. First Union may resign at any time by giving written notice of such resignation to the Banks and the Holt Companies, such resignation to be effective only upon the appointment of a successor Agent as hereinafter provided. Upon any such notice of resignation, the Banks shall jointly appoint a successor Agent upon written notice to the Holt Companies and First Union. If no successor Agent shall have been jointly appointed by such Banks and shall have accepted such appointment within thirty (30) days after First Union shall have given notice of resignation, First Union may, upon notice to the Holt Companies and the Banks, appoint a successor Agent. Upon its acceptance of any appointment as Agent hereunder, the successor Agent shall succeed to and become vested with all the rights, powers, privileges and duties of First Union, and First Union shall be discharged from its duties and obligations as Agent under this Agreement and the Loan Documents. After First Union's resignation hereunder, the provisions hereof shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Agent under this Agreement and the Loan Documents.

     10.7. Allocations Made By First Union. As between First Union and the Banks, unless a Bank objecting to a determination or allocation made by First Union pursuant to this Agreement delivers to First Union written notice of such objection within one hundred twenty (120) days after the date any distribution was made by First Union, such determination or allocation shall be conclusive on such one hundred twentieth day and only those items expressly objected to in such notice shall be deemed disputed by such Bank. First Union shall not have any duty to inquire as to the application by the Banks of any amounts distributed to them.


                                11. Miscellaneous

     11.1. Waiver. No failure or delay on the part of First Union or any Bank or any holder of any Note in exercising any right, power or remedy under any Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy under any Loan Document. The remedies provided under the Loan Documents are cumulative and not exclusive of any remedies provided by law.

     11.2. Amendments. No amendment, modification, termination or waiver of any Loan Document or any provision thereof nor any consent to any departure by the Holt Companies therefrom shall be effective unless the same shall have been approved in writing by the Required Banks, be in writing and be signed by First Union, the Required Banks and the Holt Companies and then any such waiver or consent shall be effective only in the instance and for the specific purpose for which given, provided, however, that unanimous written consent of all of the Banks shall be required for: (a) any increase in the amount of the Aggregate Revolving Loan Commitment or the Aggregate Term Loan Commitment; (b) any reduction in principal, interest, or fees payable by the Holt Companies under this Agreement; (c) any extension of the Revolving Credit Termination Date, Term Credit Termination Date or the maturity date of any Loan (Revolving Loan or Term
Loan); (d) any extension of the due date for payment of any principal, interest or fees to be collected on behalf of the Banks; and (e) except as otherwise expressly set forth herein, any release of all or substantially all of the Collateral. In addition to the foregoing, none of the voting rights established under this Section 11.2 shall be modified without the written consent of that number of Banks which would have been required to take the action to which such voting rights apply. No notice to or demand on the Holt Companies shall entitle the Holt Companies to any other or further notice or demand in similar or other circumstances.

     11.3. Governing Law. The Loan Documents and all rights and obligations of the parties thereunder shall be governed by and be construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania without regard to Pennsylvania or federal principles of conflict of laws.

     11.4. Participations and Assignments. The Holt Companies hereby acknowledge and agree that any Bank may at any time with the consent of the Holt Group, Inc. (which consent shall not be unreasonably withheld): (a) grant


                                      -41-
Credit Agreement                                              February 25, 1999
participations in all or any portion of its Revolving Note or Term Note or of its right, title and interest therein or in or to this Agreement (collectively, "Participations") to any other lending office of such Bank or to any other bank, lending institution or other entity which has the requisite sophistication to evaluate the merits and risks of investments in Participations ("Participants"); provided, however, that: (i) all amounts payable by the Holt Companies hereunder shall be determined as if such Bank had not granted such Participation; and (ii) any agreement pursuant to which such Bank may grant a Participation: (x) shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Holt Companies hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provisions of this Agreement; and (y) such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement without the consent of the Participant if such modification, amendment or waiver would reduce the principal of or rate of interest on any Revolving Loan or Term Loan or postpone the date fixed for any payment of principal of or interest on any Revolving Loan or Term Loan or increase the Aggregate Revolving Loan Commitment or Aggregate Term Loan Commitment; and (b) assign any of its obligations under this Agreement and the Loan Documents, provided it shall retain at least $5,000,000 of the Aggregate Revolving Loan Commitment, $2,500,000 of the Aggregate Term Loan Commitment and shall serve as agent for all its assignees. For so long as First Union shall be the Agent, its Revolving Loan Commitment shall be at least $15,000,000.

     11.5. Captions. Captions in the Loan Documents are included for convenience of reference only and shall not constitute a part of any Loan Document for any other purpose.

     11.6. Notices. All notices, requests, demands, directions, declarations and other communications between the Banks and the Holt Companies provided for in any Loan Document shall, except as otherwise expressly provided, be mailed by registered or certified mail, return receipt requested, or telegraphed, or faxed, or delivered in hand to the applicable party at its address indicated opposite its name on the signature pages hereto. The foregoing shall be effective and deemed received three days after being deposited in the mails, postage prepaid, addressed as aforesaid and shall whenever sent by telegram, telegraph or fax or delivered in hand be effective when received. Any party may change its address by a communication in accordance herewith.

     11.7. Sharing of Collections, Proceeds and Set-Offs; Application of
Payments.

        (a) If any Bank, by exercising any right of set-off, counterclaim or foreclosure against trade collateral or otherwise, receives payment of principal or interest or other amount due on any Revolving Note or Term Note which is greater than the percentage share of such Bank (determined as set forth below), the Bank receiving such proportionately greater payment shall purchase such participations in the Revolving Loans or Term Loans, as applicable, held by the other Banks, and such other adjustments shall be made as may be required, so that all such payments shall be shared by the Banks on the basis of their percentage shares; provided that if all or any portion of such proportionately greater payment of such indebtedness is thereafter recovered from, or must otherwise be restored by, such purchasing Bank, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest being paid by such purchasing Bank. The percentage share of each Bank shall be based on the portion of the outstanding Revolving Loans or Term Loans, as applicable, of such Bank (prior to receiving any payment for which an adjustment must be made under this Section in relation to the aggregate outstanding Revolving Loans or Term Loans, as applicable, of all the Banks. The Holt Companies agree, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Revolving Loan, Term Loan or reimbursement obligation, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other


                                      -42-
Credit Agreement                                              February 25, 1999
rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Holt Companies in the amount of such participation. If under any applicable bankruptcy, insolvency or other similar law, any Bank receives a secured claim in lieu of a set-off to which this Section would apply, such Bank shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Banks entitled under this Section to share in the benefits of any recovery on such secured claim. If any Bank holds both a Revolving Note and a Term Note any payment shall be deemed to be made in respect of its Term Note until it shall have been paid in full.

        (b) If an Event of Default or Potential Default shall have occurred and be continuing First Union and each Bank and the Holt Companies agree that all payments on account of the Loans shall be applied by First Union and the Banks as follows. If the source of payments is generated from Collateral securing the repayment of Revolving Loans, the proceeds of such payments shall be applied in clauses Third through Sixth first in respect of the Revolving Loans until they shall be paid in full. If the source of payments is generated from Collateral securing the repayment of Term Loans, the proceeds of such payments shall be applied in clauses Third through Sixth first in respect of the Term Loans until they shall be paid in full.

        First, to First Union for any Agent fees then due and payable under this Agreement until such fees are paid in full;


        Second, to First Union for any fees, costs or expenses (including expenses described in ss.11.8) incurred by First Union under any of the Loan Documents or this Agreement, then due and payable and not reimbursed by the Holt Companies or the Banks until such fees, costs and expenses are paid in full;

        Third, to the Banks for their percentage shares of the Commitment Fee then due and payable under this Agreement until such fee is paid in full;

        Fourth, to the Banks for their respective shares of all costs, expenses and fees then due and payable from the Holt Companies until such costs, expenses and fees are paid in full;

        Fifth, to the Banks for their percentage shares of all interest then due and payable from the Holt Companies until such interest is paid in full, which percentage shares shall be calculated by determining each Bank's percentage share of the amounts allocated in (a) above determined as set forth in said clause (a); and

        Sixth, to the Banks for their percentage shares of the principal amount of the Loans then due and payable from the Holt Companies until such principal is paid in full, which percentage shares shall be calculated by determining each Bank's percentage share of the amounts allocated in
        (a) above determined as set forth in said clause (a).

     11.8. Expenses; Indemnification. The Holt Companies will from time to time reimburse First Union promptly following demand for all reasonable out-of-pocket expenses (including the reasonable fees and expenses of legal counsel) in connection with (i) the preparation of the Loan Documents, (ii) the making of any Loans, and (iii) the administration of the Loan Documents. The Holt Companies also will from time to time reimburse First Union and each Bank for all out-of-pocket expenses (including the reasonable fees and expenses of legal counsel) in connection with the enforcement of the Loan Documents. In


                                      -43-
Credit Agreement                                              February 25, 1999
addition to the payment of the foregoing expenses, the Holt Companies hereby agree to indemnify, protect and hold First Union, each Bank and any holder of any Note (Revolving Note or Term Note) and the officers, directors, employees, agents, affiliates and attorneys of First Union, each Bank and each such holder (collectively, the "Indemnitees") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature, including reasonable fees and expenses of legal counsel, which may be imposed on, incurred by, or asserted against such Indemnitee by the Holt Companies or other third parties and arise out of or relate to this Agreement or the other Loan Documents or any other matter whatsoever related to the transactions contemplated by or referred to in this Agreement or the other Loan Documents; provided, however, that the Holt Companies shall have no obligation to an Indemnitee hereunder to the extent that the liability incurred by such Indemnitee has been determined by a court of competent jurisdiction to be the result of gross negligence or willful misconduct of such Indemnitee.

     11.9. Survival of Warranties and Certain Agreements. All agreements, representations and warranties made or deemed made herein shall survive the execution and delivery of this Agreement, the making of the Loans hereunder and the execution and delivery of the Notes. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of the Holt Companies set forth in ss.ss.2.8, ss.2.9, and 11.8 shall survive the payment of the Loans and the termination of this Agreement. This Agreement shall remain in full force and effect until the repayment in full of all amounts owed by the Holt Companies under the Notes or any other Loan Document.

     11.10. Severability. The invalidity, illegality or unenforceability in any jurisdiction of any provision in or obligation under this Agreement, the Note or other Loan Documents shall not affect or impair the validity, legality or enforceability of the remaining provisions or obligations under this Agreement, the Notes or other Loan Documents or of such provision or obligation in any other jurisdiction.

     11.11. Banks' Obligations Several; Independent Nature of Banks' Rights. The obligation of each Bank hereunder is several and not joint and no Bank shall be the agent of any other (except to the extent the Agent is authorized to act as such hereunder). No Bank shall be responsible for the obligation or commitment of any other Bank hereunder. In the event that any Bank at any time should fail to make a Loan as herein provided, the other Banks, or any of them as may then be agreed upon, at their sole option, may make the Loan that was to have been made by the Bank so failing to make such Loan. Nothing contained in any Loan Document and no action taken by First Union or any Bank pursuant hereto or thereto shall be deemed to constitute the Banks to be a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Bank shall be a separate and independent debt, and, subject to the terms of this Agreement, each Bank shall be entitled to protect and enforce its rights arising out of this Agreement and it shall not be necessary for any other Bank to be joined as an additional party in any proceeding for such purpose.

     11.12. No Fiduciary Relationship. No provision in this Agreement or in any of the other Loan Documents and no course of dealing between the parties shall be deemed to create any fiduciary duty by any Bank to any Holt Company.

     11.13. CONSENT TO JURISDICTION AND SERVICE OF PROCESS. EACH HOLT COMPANY, FIRST UNION AND EACH BANK HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE EASTERN DISTRICT OF PENNSYLVANIA AND IRREVOCABLY AGREES THAT, ANY ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING


                                      -44-
Credit Agreement                                              February 25, 1999

TO THE NOTE, THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS MAYBE LITIGATED IN SUCH COURTS. EACH HOLT COMPANY, FIRST UNION AND EACH BANK ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT, ANY NOTE, OR SUCH OTHER LOAN DOCUMENT.

     11.14. ARBITRATION, WAIVER OF JURY TRIAL.

        (a) ARBITRATION. Upon demand of any party hereto whether made before or after institution of any judicial proceeding, any claim or controversy arising out of, or relating to the Loan Documents between parties hereto (a "Dispute") shall be resolved by binding arbitration conducted under and governed by the Commercial Financial Disputes Arbitration Rules (the "Arbitration Rules") of the American Arbitration Association (the "AAA") and the Federal Arbitration Act. Disputes may include, without limitation, tort claims, counterclaims a dispute as to whether a matter is subject to arbitration, claims brought as class actions, or claims arising from documents executed in the future. A judgment upon the award may be entered in any court having jurisdiction. Notwithstanding the foregoing, this arbitration provision does not apply to disputes under or related to swap agreements.

        (b) SPECIAL RULES. All arbitration hearings shall be conducted in the City of Philadelphia, PA. A hearing shall begin within 90 days of demand for arbitration and all hearings shall be concluded within 120 days of demand for arbitration. These time limitations may not be extended unless a party shows cause for extension and then for no more than a total of 60 days. The expedited procedures set forth in Rule 51 et. seq. of the Arbitration Rules shall be applicable to claims of less than $1,000,000. Arbitrators shall be licensed attorneys selected from the Commercial Financial Dispute Arbitration Panel of the AAA. The parties do not waive applicable Federal or State substantive law except as provided herein.

        (c) PRESERVATION AND LIMITATION OF REMEDIES. Notwithstanding the preceding binding arbitration provisions, the parties agree to preserve without diminution, certain remedies that any party may exercise before or after or after an arbitration proceeding is brought. The parties shall have the right to proceed in any court of proper jurisdiction or by self-help to exercise or prosecute the following remedies, as applicable: (i) all rights to foreclose against any real or personal property or other security by exercising a power of sale or under applicable law by judicial foreclosure including a proceeding to confirm the sale; (ii) all rights of self-help including peaceful occupation of real property and collection of rents, set- off, and peaceful possession of personal property, (iii) obtaining provisional or ancillary remedies including injunctive relief, sequestration, garnishment, attachment, appointment of receiver and filing an involuntary bankruptcy proceeding; and (iv) when applicable, a judgment by confession of judgment. Any claim or controversy with regard to any party's entitlement to such remedies is a Dispute.

     The parties agree that they shall not have a remedy of punitive or exemplary damages against the other in any Dispute and hereby waive any right or claim to punitive or exemplary damages they have now or which may arise in the future in connection with any Dispute, whether the Dispute is resolved by arbitration or judicially.



                                      -45-
Credit Agreement                                              February 25, 1999

        (d) WAIVER OF JURY TRIAL. THE PARTIES ACKNOWLEDGE THAT BY AGREEING TO BINDING ARBITRATION THEY HAVE IRREVOCABLY WAIVED ANY RIGHT THEY MAY HAVE TO A JURY TRIAL WITH REGARD TO A DISPUTE.

     11.15. Counterparts; Effectiveness. This Agreement and any amendment hereto or waiver hereof may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement and any amendments hereto or waivers hereof shall become effective when First Union shall have received signed counterparts or notice by fax of the signature page that the counterpart has been signed and is being delivered to it or facsimile that such counterparts have been signed by all the parties hereto or thereto.

     11.16. Use of Defined Terms. All words used herein in the singular or plural shall be deemed to have been used in the plural or singular where the context or construction so requires. Any defined term used in the singular preceded by "any" shall be taken to indicate any number of the members of the relevant class.

     11.17. Offsets. Nothing in this Agreement shall be deemed a waiver or prohibition of any Bank's right of banker's lien or offset.

     11.18. Entire Agreement. This Agreement, the Notes issued hereunder and the other Loan Documents constitute the entire understanding of the parties hereto as of the date hereof with respect to the subject matter hereof and thereof and supersede any prior agreements, written or oral, with respect hereto or thereto.

     11.19. 1997 Credit Agreement. Simultaneously with the execution and delivery of this Agreement on November 17, 1998, the commitment of First Union National Bank, successor by merger with CoreStates Bank, to make loans or issue letters of credit under the 1997 Credit Agreement was terminated, and First Union National Bank was released in full for all matters in connection therewith or relating thereto. This amended and restated Credit Agreement shall not affect said termination and release. This amendment and restatement hereby confirms said termination and release.

     11.20. Consolidated Basis. Unless the context otherwise requires, references to the Holt Companies in this Agreement shall mean the Holt Companies and their Subsidiaries.




                                      -46-
Credit Agreement                                              February 25, 1999

         IN WITNESS WHEREOF, the parties hereto have each caused this Agreement to be duly executed by their duly authorized representatives as of the date first above written.


                                    THE HOLT GROUP, INC.
                                    HOLT CARGO SYSTEMS, INC.
                                    HOLT HAULING AND WAREHOUSING SYSTEM, INC.
                                    MURPHY MARINE SERVICES, INC.
                                    NPR HOLDING CORPORATION, INC.
                                    NPR, INC.
                                    NPR-NAVIERAS RECEIVABLES, INC.
                                    NPR S.A., INC.
                                    SAN JUAN INTERNATIONAL TERMINALS, INC.
                                    S.J.I.T., INC.
                                    WILMINGTON STEVEDORES, INC.


                                    By /s/ John A. Evans
                                       -----------------------
                                    Name: John A. Evans
                                    Title: Vice President
Notices To:
Mr. Bernard Gelman
The Holt Group, Inc.
101 S. King Street
Gloucester City, NJ 08030
FAX No. (609) 742-3066





                                      -47-
Credit Agreement                                              February 25, 1999

                                    FIRST UNION NATIONAL BANK,
                                    for itself and as agent



                                    By: /s/ Roy O. Young
                                        ------------------------------
                                    Name:  Roy O. Young
                                    Title: Vice President
Notices To:
Roy O. Young
Vice President
First Union National Bank
Transportation and Equipment Finance
PA 4827
1339 Chestnut Street
Philadelphia, PA  19107
FAX No. 215-786-7704



                                    SUMMIT BANK


                                    By: /s/ Gail L. Powers
                                        ------------------------------
                                    Name:  Gail L. Powers
                                    Title: Vice President
Notices To:
Gail L. Powers
Vice President
Summit Bank
1800 Chapel Avenue West
Cherry Hill, NJ 08002
FAX No. 609-486-3716




                                      -48-
Credit Agreement                                              February 25, 1999

                                    WILMINGTON TRUST OF PENNSYLVANIA


                                    By: /s/ Joseph M. Finley
                                        ------------------------------
                                    Name:  Joseph M. Finley
                                    Title: Vice President
Notices To:
Joseph M. Finley
Vice President
Wilmington Trust of Pennsylvania
795 East Lancaster Avenue
Villanova, PA 19085
FAX No. 610-431-1792




                                    MBC LEASING CORP.


                                    By: /s/ Keith Moore
                                        ------------------------------
                                    Name:  Keith Moore
                                    Title: Vice President
Notices To:
Keith Moore
Vice President
MBC Leasing Corp.
2 Hopkins Plaza, 5th floor
Baltimore, MD 21201
FAX No. 410-237-5430



                                      -49-
Credit Agreement                                              February 25, 1999

                         Reference Table of Definitions


definition                                                         page defined

1995 Credit Agreement....................................................2
1997 Credit Agreement....................................................2
AAA.....................................................................46
Additional Amount.......................................................19
Adjusted EBIT............................................................2
Adjusted EBITDA..........................................................2
Adjusted Funded Debt.....................................................2
Adjusted Net Income......................................................2
Adjusted Net Worth.......................................................2
Affiliate................................................................2
Affiliate Transaction...................................................34
Aggregate Revolving Loan Commitment.....................................11
Aggregate Term Loan Commitment..........................................12
Agreement................................................................3
Arbitration Rules.......................................................46
Assignment of Insurance Claims...........................................3
Bank.....................................................................1
Banks....................................................................1
Base Rate................................................................3
Base Rate Margin.........................................................3
Business Day.............................................................3
Capital Lease............................................................3
Capitalized Lease Obligations............................................3
Cargo....................................................................1
Code.....................................................................3
Compliance Certificate...................................................3
CPLTD....................................................................3
Debt.....................................................................4
Default Rate.............................................................4
Dispute.................................................................46
Dollars..................................................................4
Environmental Control Statutes...........................................4
ERISA....................................................................4
ERISA Affiliate..........................................................4
Event of Default........................................................37
Exempt Affiliate Transaction.............................................4
Federal Funds Rate.......................................................4
First Preferred Ship Mortgage............................................5
First Union..............................................................1
Fiscal Quarter...........................................................5
Fiscal Year..............................................................5
Fixed Charges............................................................5
GAAP.....................................................................5



                                      -50-
Credit Agreement                                              February 25, 1999

Generally Accepted Accounting Principles.................................5
Governmental Authority...................................................5
Hauling..................................................................1
Hazardous Substances.....................................................5
Holt Companies...........................................................1
Holt Company.............................................................1
Holt Group...............................................................1
Indebtedness for Borrowed Money..........................................5
Indemnitees.............................................................45
Insurance Claims.........................................................5
Interest Period..........................................................5
Investment...............................................................6
Letter of Credit........................................................12
LIBO Rate................................................................6
LIBO Rate Loans..........................................................6
LIBO Rate Margin.........................................................6
LIBO Rate Reserve Percentage.............................................6
Lien.....................................................................7
Loan....................................................................11
Loan Documents...........................................................7
Loans...................................................................11
Material Adverse Change..................................................7
Material Adverse Effect..................................................7
Multiemployer Plan.......................................................7
Murphy...................................................................1
Net Worth................................................................7
Note....................................................................13
Notes...................................................................13
NPR Holding..............................................................1
NPR S.A..................................................................1
NPR, Inc.................................................................1
NPR-Navieras.............................................................1
Obligations..............................................................7
Participants............................................................43
Participations..........................................................43
PBGC.....................................................................8
Pension Plan.............................................................8
Permitted Liens..........................................................8
Person...................................................................8
Plan.....................................................................8
Pledge Agreement.........................................................8
Potential Default........................................................9
Prohibited Transaction...................................................9
Regulation...............................................................9
Regulation D.............................................................9
Regulatory Change........................................................9
Release..................................................................9
Reportable event.........................................................9



                                      -51-
Credit Agreement                                              February 25, 1999

Request for Advance.....................................................14
Required Banks...........................................................9
Revolving Credit Termination Date.......................................14
Revolving Loan..........................................................11
Revolving Loan Commitment...............................................11
Revolving Loan Commitment Fee...........................................16
Revolving Loans.........................................................10
Revolving Note..........................................................13
Revolving Notes.........................................................13
Riverfront...............................................................1
San Juan.................................................................1
Security Agreement......................................................10
SJIT.....................................................................1
Solvent.................................................................10
Subsidiary..............................................................10
Taxes...................................................................10
Term Credit Termination Date............................................14
Term Loan...............................................................12
Term Loan Borrowing Base................................................40
Term Loan Commitment....................................................12
Term Loan Commitment Fee................................................17
Term Loans..............................................................12
Term Note...............................................................14
Term Notes..............................................................14
Termination Event.......................................................10
Unfunded Capital Expenditures...........................................10
Unfunded Pension Liabilities............................................11
Unrecognized Retiree Welfare Liability..................................11
Vessel..................................................................11
Wilmington...............................................................1
Year 2000 Problem.......................................................11



                                      -52-
Credit Agreement                                              February 25, 1999

                                                                     EXHIBIT A-1


                   Revolving Loan Commitments and Percentages

                                                                Revolving Loan
                                              Revolving Loan    Commitment
         Bank                                 Commitment        Percentage
         ----                                 ----------        ----------

First Union National Bank                     $25,000,000       50.00%
Transportation and Equipment Finance
1339 Chestnut Street - 11th Floor
PA 4827
Philadelphia, PA 19107
Fax No. (215) 786-7704

Summit Bank                                   $10,000,000       20.00%
1800 Chapel Avenue West
Cherry Hill, NJ 08002
FAX No. 609-486-3716

Wilmington Trust of Pennsylvania              $10,000,000       20.00%
795 East Lancaster Avenue
Villanova, PA 19085
FAX No. 610 431 1792

MBC Leasing Corp.                             $5,000,000        10.00%
2 Hopkins Plaza - 5th floor
Baltimore, MD 21201
FAX No. 410 237 5430

                                                                     EXHIBIT A-2


                      Term Loan Commitments and Percentages

                                                                Term Loan
                                              Term Loan         Commitment
         Bank                                 Commitment        Percentage

First Union National Bank                     $ 8,625,000       50.00%
Transportation and Equipment Finance
1339 Chestnut Street - 11th Floor
PA 4827
Philadelphia, PA 19107
Fax No. (215) 786-7704

Summit Bank                                   $ 3,450,000       20.00%
1800 Chapel Avenue West
Cherry Hill, NJ 08002
FAX No. 609-486-3716

Wilmington Trust of Pennsylvania              $ 3,450,000       20.00%
795 East Lancaster Avenue
Villanova, PA 19085
FAX No. 610 431 1792

MBC Leasing Corp.                             $ 1,725,000       10.00%
2 Hopkins Plaza - 5th floor
Baltimore, MD 21201
FAX No. 410 237 5430

                                                                     EXHIBIT B-1

                                 Revolving Note


$___,000,000                                                    Philadelphia, PA
                                                               February 25, 1999

For Value Received, THE HOLT GROUP, INC., a Delaware corporation, HOLT CARGO SYSTEMS, INC., a Delaware corporation, HOLT HAULING AND WAREHOUSING SYSTEM, INC., a Pennsylvania corporation, MURPHY MARINE SERVICES, INC., a Delaware corporation, NPR HOLDING CORPORATION, a Delaware corporation, NPR, INC., a Delaware corporation, NPR- NAVIERAS RECEIVABLES, INC., a Delaware corporation, NPR S.A., Inc., a Delaware corporation, SAN JUAN INTERNATIONAL TERMINALS, INC., a Delaware corporation, S.J.I.T., INC., a Delaware corporation, and WILMINGTON STEVEDORES, INC., a Delaware corporation, (together, sometimes referred to herein as the "Holt Companies" and individually, as a "Holt Company"), jointly and severally, hereby promise to pay to the order of __________________ (the "Bank"), in lawful currency of the United States of America in immediately available funds at the offices of FIRST UNION NATIONAL BANK located at Broad and Chestnut Streets, Philadelphia, Pennsylvania, on the earlier to occur of acceleration of the maturity date as provided in the Credit Agreement described below or the Revolving Credit Termination Date as therein defined, the principal sum of ____________________ MILLION DOLLARS ($___,000,000) or, if less, the then unpaid principal amount of all Revolving Loans made by the Bank pursuant to the Credit Agreement (defined below).

The Holt Companies promise also to pay interest on the unpaid principal amount hereof in like money at such office from the date hereof until paid in full at the rates and at the times provided in the Credit Agreement, dated February 25, 1999, by and among the Holt Companies and the bank institutions named therein, with First Union National Bank as Agent (as such may be amended, modified, supplemented, restated or replaced from time to time, the "Credit Agreement").

This Note is a Revolving Note referred to in the Credit Agreement. This Note is entitled to the benefits of and is secured by security interests referred to in the Credit Agreement. Capitalized terms used in this Note but not defined herein shall have the meanings ascribed to such terms in the Credit Agreement. This
Note is subject to voluntary prepayment and mandatory repayment prior to demand, acceleration of maturity or the Revolving Credit Termination Date, in whole or in part, as provided in the Credit Agreement.

In case an Event of Default shall occur and be continuing, the maturity date of the principal of and the accrued interest on this Note may be accelerated and be declared to be due and payable in the manner and with the effect provided in the Credit Agreement.

The Holt Companies hereby waive presentment, demand, protest or notice of any kind in connection with this Note.

Notwithstanding the face amount of this Note, the Holt Companies liability hereunder shall be limited, at all times, to the actual aggregate outstanding indebtedness to the Bank relating to the Bank's Loans, including all principal and interest, together with all fees and expenses as provided in the Credit Agreement, as established by the Bank's books and records which shall be conclusive absent manifest error.


                                      -1-
Revolving Note                                                February 25, 1999

THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE COMMONWEALTH OF PENNSYLVANIA WITHOUT REGARD TO PENNSYLVANIA OR FEDERAL PRINCIPLES OR CONFLICT OF LAWS.

IN WITNESS WHEREOF, and intending to be legally bound hereby, each of the Holt Companies has caused this Note to be executed by its duly authorized officer as of the date and year first above written.


                                    THE HOLT GROUP, INC.
                                    HOLT CARGO SYSTEMS, INC.
                                    HOLT HAULING AND WAREHOUSING SYSTEM, INC.
                                    MURPHY MARINE SERVICES, INC.
                                    NPR HOLDING CORPORATION, INC.
                                    NPR, INC.
                                    NPR-NAVIERAS RECEIVABLES, INC.
                                    NPR S.A., INC.
                                    SAN JUAN INTERNATIONAL TERMINALS, INC.
                                    S.J.I.T., INC.
                                    WILMINGTON STEVEDORES, INC.


                                    By
                                      ------------------------------
                                    Name:
                                    Title:


                                      -2-
Revolving Note                                                February 25, 1999

                                                                     EXHIBIT B-2

                                    Term Note


$___,000,000                                                    Philadelphia, PA
                                                               February 25, 1999

For Value Received, THE HOLT GROUP, INC., a Delaware corporation, HOLT CARGO SYSTEMS, INC., a Delaware corporation, HOLT HAULING AND WAREHOUSING SYSTEM, INC., a Pennsylvania corporation, MURPHY MARINE SERVICES, INC., a Delaware corporation, NPR HOLDING CORPORATION, a Delaware corporation, NPR, INC., a Delaware corporation, NPR-NAVIERAS RECEIVABLES, INC., a Delaware corporation, NPR S.A., Inc., a Delaware corporation, SAN JUAN INTERNATIONAL TERMINALS, INC., a Delaware corporation, S.J.I.T., INC., a Delaware corporation, and WILMINGTON STEVEDORES, INC., a Delaware corporation, (together, sometimes referred to herein as the "Holt Companies" and individually, as a "Holt Company"), jointly and severally, hereby promise to pay to the order of __________________ (the "Bank"), in lawful currency of the United States of America in immediately available funds at the offices of FIRST UNION NATIONAL BANK located at Broad and Chestnut Streets, Philadelphia, Pennsylvania, on the earlier to occur of acceleration of the maturity date as provided in the Credit Agreement described below or the Term Credit Termination Date as therein defined, the principal sum of ____________________ MILLION DOLLARS ($___,000,000) or, if less, the then unpaid principal amount of all Term Loans made by the Bank pursuant to the Credit Agreement (defined below).

The Holt Companies promise also to pay interest on the unpaid principal amount hereof in like money at such office from the date hereof until paid in full at the rates and at the times provided in the Credit Agreement, dated February 25, 1999, by and among the Holt Companies and the bank institutions named therein, with First Union National Bank as Agent (as such may be amended, modified, supplemented, restated or replaced from time to time, the "Credit Agreement").

This Note is a Term Note referred to in the Credit Agreement. This Note is entitled to the benefits of and is secured by security interests referred to in the Credit Agreement. Capitalized terms used in this Note but not defined herein shall have the meanings ascribed to such terms in the Credit Agreement. This
Note is subject to voluntary prepayment and mandatory repayment prior to demand, acceleration of maturity or the Term Credit Termination Date, in whole or in part, as provided in the Credit Agreement.

In case an Event of Default shall occur and be continuing, the maturity date of the principal of and the accrued interest on this Note may be accelerated and be declared to be due and payable in the manner and with the effect provided in the Credit Agreement.

The Holt Companies hereby waive presentment, demand, protest or notice of any kind in connection with this Note.

Notwithstanding the face amount of this Note, the Holt Companies liability hereunder shall be limited, at all times, to the actual aggregate outstanding indebtedness to the Bank relating to the Bank's Loans, including all principal and interest, together with all fees and expenses as provided in the Credit Agreement, as established by the Bank's books and records which shall be conclusive absent manifest error.



                                      -1-
Term Note                                                     February 25, 1999

THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE COMMONWEALTH OF PENNSYLVANIA WITHOUT REGARD TO PENNSYLVANIA OR FEDERAL PRINCIPLES OR CONFLICT OF LAWS.

IN WITNESS WHEREOF, and intending to be legally bound hereby, each of the Holt Companies has caused this Note to be executed by its duly authorized officer as of the date and year first above written.


                                     THE HOLT GROUP, INC.
                                     HOLT CARGO SYSTEMS, INC.
                                     HOLT HAULING AND WAREHOUSING SYSTEM, INC.
                                     MURPHY MARINE SERVICES, INC.
                                     NPR HOLDING CORPORATION, INC.
                                     NPR, INC.
                                     NPR-NAVIERAS RECEIVABLES, INC.
                                     NPR S.A., INC.
                                     SAN JUAN INTERNATIONAL TERMINALS, INC.
                                     S.J.I.T., INC.
                                     WILMINGTON STEVEDORES, INC.


                                     By
                                        -----------------------------
                                     Name:
                                     Title:

                                      -2-
Term Note                                                     February 25, 1999

                                                                       Exhibit C


                          FIRST PREFERRED SHIP MORTGAGE




                                      -1-
First Preferred Ship Mortgage                                     November, 1998

                                                                       Exhibit D


                                PLEDGE AGREEMENT




                                      -1-
Pledge Agreement                                                 November, 1998

                                                                       Exhibit E


                        ACCOUNTS AND GENERAL INTANGIBLES
                               SECURITY AGREEMENT


     This Security Agreement (the "Agreement"), dated February 25, 1999, is made by THE HOLT GROUP, INC., a Delaware corporation ("Holt Group"), HOLT CARGO SYSTEMS, INC., a Delaware corporation ("Cargo"), HOLT HAULING AND WAREHOUSING SYSTEM, INC., a Pennsylvania corporation ("Hauling"), MURPHY MARINE SERVICES, INC., a Delaware corporation ("Murphy"), NPR HOLDING CORPORATION, a Delaware corporation ("NPR Holding"), NPR, INC., a Delaware corporation ("NPR, Inc."), NPR-NAVIERAS RECEIVABLES, INC., a Delaware corporation ("NPR-Navieras"), NPR S.A., Inc., a Delaware corporation ("NPR S.A."), SAN JUAN INTERNATIONAL TERMINALS, INC., a Delaware corporation ("San Juan"), S.J.I.T., INC., a Delaware corporation ("SJIT"), and WILMINGTON STEVEDORES, INC., a Delaware corporation ("Wilmington"), (together, sometimes referred to herein as the "Debtors" and individually, as a "Debtor"), in favor of FIRST UNION NATIONAL BANK (the "Secured Party"), as agent for itself and on behalf of each of the banks now or hereafter party to the Credit Agreement (defined below). All references in this Agreement to "Secured Party" shall mean First Union National Bank as agent for itself and the other Banks under the Credit Agreement. All capitalized terms not defined in this Agreement shall have the meanings assigned to them in the Credit Agreement.


                              Preliminary Statement

     This Security Agreement is entered into in accordance with and is a condition precedent to any Loan under the Credit Agreement.

                                    Agreement

     Each Debtor and the Secured Party, intending to be legally bound, agree as follows:

     1. Definitions.

     As used herein the following terms shall have the meanings indicated:

     (a) "Accounts", "General Intangibles", "Instruments" and "Proceeds" shall have the meanings assigned to them under the Uniform Commercial Code as in effect in the Commonwealth of Pennsylvania and shall be applicable solely for purposes of the Collateral.

     (b) "Collateral" means all, (i) Accounts and General Intangibles related to said Accounts, (ii) all right, title and interest in and to American International Insurance Company of Puerto Rico insurance policy No. 026-16761, for the period July 1, 1998 through July 1, 1999, (iii) existing and future books and records and other General Intangibles relating to all of the foregoing, and (iv) Proceeds of any of the foregoing.


                                      -1-
Security Agreement                                             February 25, 1999

     (c) "Credit Agreement" means that certain Credit Agreement, dated February 25, 1999, (as such agreement may be amended, restated, modified, replaced or substituted hereafter) by and among the Debtors and certain banking institutions named therein, with First Union National Bank, as Agent.

     (d) "Insurance Policy" means American International Insurance Company of Puerto Rico insurance policy No. 026-16761, for the period July 1, 1998 through July 1, 1999.

     (e) "Liabilities" means all existing and future indebtedness and other liabilities, absolute or contingent, direct or indirect, primary or secondary, of the Debtors and any of them to the Banks, arising hereunder or in respect of the Term Notes plus all obligations of the Debtor to the Secured Party in respect of any interest rate swap agreement, interest rate cap agreement, interest collar agreement, interest rate hedging agreement, interest rate floor agreement or other similar agreement or arrangement which relates to the Term Notes. The term "Liabilities" shall not include indebtedness or other liabilities which relate only to the Revolving Notes.

     (f) "Prevailing Interest Rate" as of any date means the highest rate of interest then payable by the Debtors under any Term Loan.

     2. Grant of Security.

     To secure the payment, promptly when due, and the punctual performance of all of the Liabilities, the Debtors and each of them hereby pledges and assigns to the Secured Party, and grants to the Secured Party and agrees that the Secured Party shall have, a general continuing lien upon and security interest in all the Collateral, which lien and security interest shall be a general continuing first priority lien upon and security interest in all the Collateral.

     3. Books and Records.

     (a) Each Debtor shall faithfully keep complete and accurate books and records and make all necessary entries therein to reflect the events and transactions giving rise to any of the Collateral and all payments, credits and adjustments applicable thereto, shall keep the Secured Party fully and accurately informed as to the locations of all such books and records and shall permit the Secured Party's agents to have such access to them and to any other records pertaining to the Debtor's business as the Secured Party may request from time to time in accordance with ss.5.9 of the Credit Agreement. If requested by the Secured Party and if a Potential Default or Event of Default hereunder or under the Credit Agreement shall exist, each Debtor will make copies of such books and records and deliver such to the Secured Party, promptly, or, in the alternative, permit the Secured Party from time to time to remove such books and records from the Debtor's place of business or from any other place where they may be found for the purpose of examining, auditing and copying them. Any of such books or records so removed by the Secured Party's agents shall be returned to the Debtor as soon as the Secured Party shall have completed its inspection, audit or copying of them.

     (b) The Secured Party's rights to take possession of such books and records shall be enforceable by an action of replevin or by any other appropriate remedy at law or in equity, and each Debtor consents to the entry of judicial orders and injunctions enforcing such rights.


                                      -2-
Security Agreement                                             February 25, 1999

     4. Title to Collateral.

     (a) Each Debtor has acquired or shall acquire absolute and exclusive title to each and every item of the Collateral free and clear of all liens, claims, security, interests and other encumbrances, except those in favor of the Secured Party and Permitted Liens as defined in the Credit Agreement, and each Debtor shall warrant and defend its title to the Collateral, subject to the rights of the Secured Party, against the claims and demands of all persons whomsoever. Without limiting the generality of the foregoing, no Debtor shall pledge, assign or otherwise encumber, or permit any liens or security interests (other than those in favor of the Secured Party) to attach to, any of the Collateral, nor permit any of the Collateral to be levied upon under any legal process.

     (b) Upon any breach of the foregoing covenant against encumbrances, the Secured Party may, at its sole election but without obligation to do so, discharge the encumbrance for the account of and without notice to any Debtor, and all expenses incurred by the Secured Party in so doing, together with interest thereon at the Prevailing Interest Rate, shall be added to the Liabilities and shall be payable by the Debtors on demand.

     5. Taxes and Liens. Each Debtor shall promptly notify the Secured Party in the event there ever arises against any of the Collateral any lien, assessment or tax or other liability, whether or not entitled to priority over the Secured Party's security interest hereunder. In any such event, whether or not such notice is given, the Secured Party shall have the right (but shall be under no obligation) to pay any tax or other liability of the Debtor deemed by the Secured Party in good faith to affect the Secured Party's interests hereunder. The Debtor shall repay to the Secured Party on demand all sums which the Secured Party shall have paid under this section in respect of taxes or other liabilities of the Debtor, with interest thereon at the Prevailing Interest Rate, and the Debtor's liability to the Secured Party for such repayment with interest shall be included in the Liabilities. The Secured Party shall be subrogated to the extent of any such payment by it to all the rights and liens of the payee against the Debtor's assets.

     6. Collection of Accounts, Etc.

     (a) Until otherwise notified by the Secured Party, each Debtor may collect all the Accounts but the Proceeds of all Accounts so collected by the Debtor shall be held by the Debtor in trust for the Secured Party. The Secured Party may at any time during the existence of an Event of Default terminate the authority hereby given to any Debtor to collect the Proceeds of such Accounts and, acting if it so chooses in the Debtor's name, collect such Accounts itself, directly or through an agent, sell, assign, compromise, discharge or extend the time for payment of such Accounts, institute legal action for the collection of such Accounts and do all acts and things necessary or incidental thereto, and each Debtor hereby ratifies all that the Secured Party shall lawfully do under the authority hereby granted to it. Prior to the first such action permitted hereunder by the Secured Party, the Secured Party shall furnish written notice of such action to the Debtor. Thereafter, no further notices shall be required. The Secured Party may at any time during the existence of an Event of Default, without notice to any Debtor except the notice of first action stated above, notify any account debtor on any such Account that such Account has been assigned to the Secured Party and is to be paid directly to the Secured Party. Alternatively during the existence of an Event of Default, at its election the Secured Party may require each Debtor to, and in such event the Debtor at its sole expense will, notify its account debtors that payments thereon are thenceforth to be made directly to the Secured Party. Without the written consent of the Secured Party in each case, no Debtor shall compromise, discharge, extend the time for payment of or otherwise grant any indulgence or allowance with respect to any such Account except for indulgences or allowances in the ordinary course of business which are not related to an extension or

                                      -3-
Security Agreement                                             February 25, 1999
restructuring of credit to an account debtor. Notwithstanding the foregoing, all payments and proceeds with respect to the Insurance Policy shall be paid directly and immediately to the Security Party until the Term Loans have been paid in full. Thereafter all payments and proceeds with respect to the Insurance Policy shall be paid to the Debtors.

     (b) If any such Account arises out of a contract with the United States or any department, agency or instrumentality thereof, the applicable Debtor will immediately so notify the Secured Party in writing and will execute all instruments and take all steps required by the Secured Party in order that the security interest of the Secured Party hereunder in all such Accounts under such contract and the Proceeds thereof shall be perfected under the Federal Assignment of Claims Act.

     (c) From and after the occurrence and during the continuance of any Event of Default, if any of the Collateral is or becomes evidenced by a promissory note, draft, trade acceptance, chattel paper, instrument or document of title, each Debtor will promptly deliver the same to the Secured Party appropriately endorsed to the Secured Party's order. Regardless of the form of such endorsement, the Debtor hereby waives presentment, demand, notice of dishonor, protest and notice of protest and all other notices with respect thereto. Each Debtor will promptly notify the Secured Party of any material adverse change of which it has knowledge in the financial condition of any account debtor on any material Account pertaining to a Lease or in the collectibility of any of such Accounts, and of all claims, rejections, returns and adjustments which may result in a material reduction of the liability of an account debtor on any such Account.

     7. Locations of the Collateral; Name.

     (a) If any of a Debtor's records concerning any of the Collateral are at any time to be located on premises leased by the Debtor, or any premises owned by the Debtor subject to a mortgage or other lien, the Debtor shall obtain and deliver to the Secured Party, prior to the delivery of any such Collateral or books or records to such premises, an agreement in form satisfactory to the Secured Party waiving the landlord's, mortgagee's or other lienholder's right to enforce against the Collateral or the Debtor's records concerning the same and assuring the Secured Party's access to such Collateral and books and records to facilitate the Secured Party's exercise of its rights to take possession thereof. The location of each Debtor's chief executive office and all locations at which each Debtor maintains books and records relating to the Collateral is as set forth in Exhibit A hereto. Each Debtor agrees to provide the Secured Party annually with a list of each location of any new or additional place of business.

     (b) Each Debtor represents and warrants that at no time during the past five (5) years has it been known by or used any other name, including any trade or fictitious name, except as set forth in Exhibit A hereto.

     8. Further Assurances. Each Debtor shall continue to conduct its business in substantially the manner heretofore conducted and will make no material changes therein which might impair the security of the Secured Party. Each Debtor shall execute and deliver to the Secured Party from time to time all such other agreements, instruments and other documents (including without limitation all requested financing and continuation statements) and do all such other and further acts and things as the Secured Party may reasonably request in order to further evidence or carry out the intent of this Agreement or to perfect the liens and security interests created hereby or intended so to be.

                                      -4-
Security Agreement                                             February 25, 1999

     9. Default and Remedies.

     (a) Each Debtor shall be in default hereunder upon the occurrence of any one of the following events (each an "Event of Default"):

          (i) any Debtor shall fail to pay any amount payable in respect of any Liability when due (including the expiration of any applicable grace periods).

          (ii) any representation, warranty or information herein, heretofore or hereafter furnished to the Secured Party by any Debtor in connection with any of the Liabilities, including any warranty made by the Debtor through the submission of any schedule, statement, certificate or other document pursuant to or in connection with this Agreement, shall be false in any material respect.

          (iii) there shall exist any Event of Default as defined under the Credit Agreement.

     (b) Upon the occurrence of any Event of Default which shall be continuing,
(i) unless the Secured Party elects otherwise, the entire unpaid amount of such of the Liabilities as is not then otherwise due and payable shall become immediately due and payable without notice to or demand on any Debtor, (ii) the Secured Party or its agents may enter each Debtor's premises to exercise the Secured Party's right to take possession of any Collateral, and (iii) the Secured Party may at its option exercise from time to time any and all rights and remedies available to it under the Uniform Commercial Code or otherwise, including the right to assemble or foreclose or otherwise realize upon any of the Collateral and to dispose of any of the Collateral at one or more public or private sales or other proceedings. Each Debtor agrees that the Secured Party or its nominee may become the purchaser at any such sale or sales. Each Debtor further agrees that ten (10) days shall be reasonable prior notice of the date of any public sale or other disposition of all or any part of the Collateral, or of the date on or after which any private sale or other disposition of the same may be made.

     (c) The exercise by the Secured Party of any one right or remedy shall not be deemed a waiver or release of or any election against any other right or remedy, and the Secured Party may proceed against each Debtor and the Collateral and any other collateral granted by each Debtor to the Secured Party under any other agreement, all in any order and through any available remedies. A waiver on any one occasion shall not be construed as a waiver or bar on any future occasion. All property of any kind held at any time by the Secured Party as Collateral shall stand as one general continuing collateral security for all the Liabilities and may be retained by the Secured Party as security until all the Liabilities are fully satisfied. Each Debtor shall pay to the Secured Party on demand any and all expenses (including reasonable attorneys' fees and legal expenses) which may have been incurred by the Secured Party with interest at the Prevailing Interest Rate (i) in the prosecution or defense of any action growing out of or connected with the subject matter of this Agreement, the Liabilities, the Collateral or any of the Secured Party's rights therein or thereto; or (ii) in connection with the custody, preservation, use, operation, preparation for sale or sale of any of the Collateral, the incurring of all of which are hereby authorized to the extent the Secured Party deems the same advisable. Each Debtor's liability to the Secured Party for any such payment with interest shall be included in the Liabilities. The Proceeds of any Collateral received by the Secured Party at any time before or after default, whether from a sale or other disposition of Collateral or otherwise, or the Collateral itself, may be applied to the payment in full or in part of such of the Liabilities and in such order and manner as the Secured Party may elect. Each Debtor to the extent of its

                                      -5-
Security Agreement                                             February 25, 1999
rights in the Collateral waives and releases any right to require the Secured Party to collect any of the Liabilities from any other of the Collateral or any other collateral then held by the Secured Party under any theory of marshaling of assets or otherwise.

     10. Power of Attorney. Each Debtor hereby irrevocably appoints any officer, employee or agent of the Secured Party as the Debtor's true and lawful attorney-in-fact with power to (i) endorse the Debtor's name upon any notes, checks, drafts, money orders, or other instruments or payments or other Collateral that may come into the Secured Party's possession; (ii) sign and endorse the Debtor's name upon any documents of title, invoices, freight or express bills, assignments, verifications and notices in connection with any of the Collateral, and any instruments or documents relating thereto or to the Debtor's rights therein; and (iii) execute in the Debtor's name and file one or more financing, amendment and continuation statements covering the Collateral. Any such attorney of the Debtor shall have full power to do any and all things necessary to be done with respect to the above transactions as fully and effectually as the Debtor might do, and the Debtor hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof. Unless an Event of Default shall exist, the Secured Party shall not exercise the foregoing power of attorney with respect to the actions contemplated in clauses (i) and (ii) above except with respect to proceeds relating to the Insurance Policy.

     11. Financing Statements. Each Debtor shall execute all financing statements and amendments thereto as the Secured Party may request from time to time to evidence the security interest granted to the Secured Party hereunder and will pay all filing fees and taxes, if any, necessary to effect the filing thereof. Wherever permitted by law, each Debtor authorizes the Secured Party to file financing statements with respect to the Collateral without the signature of the Debtor. A copy of this Agreement or a copy of any financing statement prepared in connection with this Agreement may itself be filed as a financing statement.

     12. Miscellaneous.

     (a) This Agreement shall commence on the date hereof and shall continue in full force and effect so long as any of the Liabilities or any Term Loan Commitment shall exist from time to time.

     (b) No modification or waiver of any provision hereof shall be effective unless the same is in writing and signed by the party against whom its enforcement is sought. This Agreement and any amendment hereto or waiver of any provision hereof may be signed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

     (c) The representations, warranties, covenants and agreements contained herein are all material and continuing, and any breach of them shall constitute a material breach of this Agreement.

     (d) All the rights and remedies of the Secured Party hereunder shall be concurrent and cumulative with and not alternative to or in lieu of the Secured Party's rights and remedies under any other agreement or agreements.

     (e) This Agreement shall bind and inure to the benefit of the parties and their respective successors and assigns, except that no Debtor shall assign any of its rights hereunder without the Secured Party's prior written consent.

     (f) Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining

                                      -6-
Security Agreement                                             February 25, 1999
provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

     (g) No persons other than the Debtors and the Secured Party, and the assignees of the Secured Party, are intended to be benefitted hereby or shall have any rights hereunder, as third-party beneficiaries or otherwise.

     (h) Each Debtor acknowledges that this Agreement and the obligations of it hereunder and the security created or intended to be created hereby have constituted, and were intended by it to constitute, a material inducement to the Secured Party to enter into the Credit Agreement and other agreements referred to therein, knowing that the Secured Party will rely upon this Agreement. Each Debtor intends to be legally bound hereby.

     (i) This Agreement shall be deemed to be a contract made under and shall be construed in accordance with the laws of the Commonwealth of Pennsylvania without regard to Pennsylvania or federal principles of conflict of laws.

                                      -7-
Security Agreement                                             February 25, 1999

         IN WITNESS WHEREOF, the parties hereto have each caused this Agreement to be duly executed by their duly authorized representatives as of the date first above written.

                                    DEBTORS

                                    THE HOLT GROUP, INC.
                                    HOLT CARGO SYSTEMS, INC.
                                    HOLT HAULING AND WAREHOUSING SYSTEM, INC.
                                    MURPHY MARINE SERVICES, INC.
                                    NPR HOLDING CORPORATION, INC.
                                    NPR, INC.
                                    NPR-NAVIERAS RECEIVABLES, INC.
                                    NPR S.A., INC.
                                    SAN JUAN INTERNATIONAL TERMINALS, INC.
                                    S.J.I.T., INC.
                                    WILMINGTON STEVEDORES, INC.


                                    By
                                      -------------------------------
                                    Name:
                                    Title:
Notices To:
Mr. Bernard Gelman
The Holt Group, Inc.
101 S. King Street
Gloucester City, NJ 08030
FAX No. (609) 742-3066




                                      -8-
Security Agreement                                             February 25, 1999

                                  SECURED PARTY

                                  FIRST UNION NATIONAL BANK,
                                  Agent



                                  By:
                                     ------------------------------
                                  Name:  Roy O. Young
                                  Title: Vice President
Notices To:
Roy O. Young
Vice President
First Union National Bank
Transportation and Equipment Finance
PA 4827
1339 Chestnut Street
Philadelphia, PA  19107
FAX No. 215-786-7704


                                      -9-
Security Agreement                                             February 25, 1999

                         Exhibit A to Security Agreement


         1. None of the books and records relating to any of the Collateral is or will be located at any location other than the following:

         Name of Debtor                            Address (including county)
         The Holt Group, Inc.                      101 South King Street
         Holt Cargo Systems, Inc.                  Gloucester City, NJ 08030
         Holt Hauling and Warehousing System, Inc. (Camden County)
         Murphy Marine Services, Inc.
         NPR Holding Corporation
         NPR, Inc.
         NPR-Navieras Receivables, Inc.
         NPR S.A.
         San Juan International Terminals, Inc.
         S.J.I.T., Inc.
         Wilmington Stevedores, Inc.

         2. The location of each Debtor's chief executive office is as follows:

         Name of Debtor                            Address (including county)
         The Holt Group, Inc.                      101 South King Street
         Holt Cargo Systems, Inc.                  Gloucester City, NJ 08030
         Holt Hauling and Warehousing System, Inc. (Camden County)
         Murphy Marine Services, Inc.
         San Juan International Terminals, Inc.
         S.J.I.T., Inc.
         Wilmington Stevedores, Inc.

         NPR Holding Corporation                   212 Fernwood Avenue
         NPR, Inc.                                 Edison, NJ 08837
         NPR-Navieras Receivables, Inc.                    (Middlesex County)
         NPR S.A.

         3. During the past five years no Debtor has used or been known by any other name, including any trade or fictitious name.

                                      -10-
Security Agreement                                             February 25, 1999

                                                                       Exhibit F


                   ASSIGNMENT OF INSURANCE POLICY AND PROCEEDS

     The Holt Group, Inc., Holt Cargo Systems, Inc., Holt Hauling and Warehousing System, Inc., Murphy Marine Services, Inc., NPR Holding Corporation, NPR, Inc., NPR-Navieras Receivables, Inc., NPR S.A., San Juan International Terminals, Inc., S.J.I.T., Inc., Wilmington Stevedores, Inc. (collectively, the "Holt Entities") have entered into a Credit Agreement (the "Agreement") with certain banking institutions named therein (the "Banks"), with First Union National Bank as agent. NPR, Inc. and Holt Oversight and Logistical Technologies and their affiliated, subsidiary, and associated companies are the named insureds under American International Insurance Company of Puerto Rico (the "Insurer") insurance policy No. 026-16761, for the period July 1, 1998 through July 1, 1999 (the "Policy"). The Agreement as it is to be amended and restated requires that all interest of NPR and any other person with respect to claims under the Policy be assigned to First Union National Bank, as agent, to secure the obligations of the Holt Entities under the Agreement.

     Holt Oversight and Logistical Technologies and the Holt Entities do hereby assign to First Union National Bank (as agent for the Banks), for good and valuable consideration, receipt of which is hereby acknowledged, all of their right, title and interest in and to (i) the Policy and (ii) any proceeds thereof. This Assignment of Insurance Policy and Proceeds (this "Assignment") shall remain in effect until First Union National Bank (as agent for the Banks) notifies the Insurer, the Holt Entities, and Holt Oversight and Logistical Technologies in writing that this Assignment is terminated.


THE HOLT GROUP, INC.
HOLT CARGO SYSTEMS, INC.
HOLT HAULING AND WAREHOUSING SYSTEM, INC.
MURPHY MARINE SERVICES, INC.
NPR HOLDING CORPORATION, INC.
NPR, INC.
NPR-NAVIERAS RECEIVABLES, INC.
NPR S.A., INC.
SAN JUAN INTERNATIONAL TERMINALS, INC.
S.J.I.T., INC.
WILMINGTON STEVEDORES, INC.


By:
   ---------------------------------------
Name:
Title:

HOLT OVERSIGHT AND LOGISTICAL TECHNOLOGIES


By:
   ---------------------------------------
Name:
Title:


ACKNOWLEDGMENT AND AGREEMENT

The Insurer hereby acknowledges the assignment by the insureds under the Policy as set forth above and agrees that it will from and after the date hereof remit all amounts paid with respect to claims under the Policy to First Union National Bank, as agent, at

                                    First Union National Bank
                                    Transportation and Equipment Finance
                                    1339 Chestnut Street, Philadelphia, PA 19107
                                    Attn:  Roy O. Young, Vice President

until it receives written notice from First Union National Bank addressed to it at ___________________________________________________ that this Agreement has been terminated by First Union National Bank, as agent.


AMERICAN INTERNATIONAL INSURANCE
COMPANY OF PUERTO RICO


By:
-----------------------------------
Name:
Title:


Subscribed and sworn to before me this ___ day of _________, 1999.


------------------------------
Notary Public
My commission expires:

                                                                      Schedule 1


                               DISCLOSURE SCHEDULE

Schedule 1                                                     February 25, 1999

                                   Schedule 2


                               COLLATERAL SCHEDULE

-------------------------------------------------------------------------------


ASSETS SECURING REVOLVING LOANS:

A.       The whole of five United States Registered Vessels:

         1.       S.S. Carolina, Official Number 530999
         2.       S.S. Guayama, Official Number 520694
         3.       S.S. Humacao, Official Number 514261
         4.       S.S. Mayaguez, Official Number 517450
         5.       S.S. Nuevo San Juan, Official Number 529004

B. Assignment of Insurances, dated November 17, 1998.

C. All of the issued and outstanding capital stock of:

         1.       NPR Holding Corporation
         2.       NPR, Inc.
         3.       NPR-Navieras Receivables, Inc.
         4.       NPR, S.A.


-------------------------------------------------------------------------------



ASSETS SECURING TERM LOANS:

A.       All Accounts and related General Intangibles of each of
            the Holt Companies.

B.       All Proceeds of the Insurance Claims.


                                      -1-

Schedule 1                                                     February 25, 1999

                                                                      Schedule 3


                       APPLICABLE MARGINS, COMMITMENT FEE


-------------------------------------------------------------------------------------------------


REVOLVING LOANS:

Funded Debt/Adjusted
EBITDA Ratio      Base Rate Margin          LIBO Rate Margin             Commitment Fee
+4.00             75.0 basis points         275.0 basis points           50.00 basis points
+3.75 but=4.00    50.0 basis points         250.0 basis points           37.50 basis points
+3.50 but=3.75    25.0 basis points         225.0 basis points           37.50 basis points
+3.00 but=3.50    00.0 basis points         200.0 basis points           31.25 basis points
=3.00             00.0 basis points         175.0 basis points           31.25 basis points

+ equals Greater than or equal to
= equals Less than

------------------------------------------------------------------------------------------------


TERM LOANS:

                  Base Rate Margin          LIBO Rate Margin             Commitment Fee
At All Times      75.0 basis points         275.0 basis points           100.00 basis points




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Schedule 3                                                     February 25, 1999